UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
SCHEDULE 14A INFORMATION
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LIFEPOINT HOSPITALS, INC.

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103 Powell Court, Suite 200
Brentwood, Tennessee 37027
March 31, 2009
Dear Stockholders:
It is my pleasure to invite you to attend the 2009 Annual Meeting of Stockholders, which is to be held on Tuesday, May 12, 2009 at 3:00 p.m. local time at 511 Union Street, Suite 2700, Nashville, Tennessee 37219. The following pages contain the formal notice of the Annual Meeting and the Company’s Proxy Statement, which describe the specific business to be considered and voted upon at the Annual Meeting.
It is important that your shares be represented at the Annual Meeting. Whether or not you expect to attend in person, the Company would greatly appreciate your efforts to vote your shares as soon as possible by following the instructions located in the Notice of Internet Availability of Proxy Materials previously sent to you or in the Company’s Proxy Statement. If you decide to attend the Annual Meeting, you may withdraw your proxy should you wish to vote in person.
We look forward to seeing you at the Annual Meeting.
Sincerely yours,
/s/ William F. Carpenter III
WILLIAM F. CARPENTER III
President and Chief Executive Officer

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS

To our Stockholders:
Notice is hereby given that the 2009 Annual Meeting of Stockholders of LifePoint Hospitals, Inc. will be held on Tuesday, May 12, 2009 at 3:00 p.m. local time at 511 Union Street, Suite 2700, Nashville, Tennessee 37219, for the following purposes, as more fully described in the accompanying Proxy Statement:
(1)	Elect three nominees as Class I directors of the Company;

(2)	Ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2009;

(3)	Reapproval of the issuance of Common Stock under the Company’s Management Stock Purchase Plan;

(4)	Reapproval of the issuance of Awards under the Company’s Outside Directors Stock and Incentive Compensation Plan;

(5)	Reapproval of the Company’s Executive Performance Incentive Plan; and

(6)	Transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Stockholders of record at the close of business on March 16, 2009 are entitled to vote at the meeting.
By Order of the Board of Directors,
/s/ Mary Kim E. Shipp
MARY KIM E. SHIPP
Vice President and Corporate Secretary
March 31, 2009
PROXY STATEMENT

As a holder of common stock (“Common Stock”) of LifePoint Hospitals, Inc. (the “Company”), this Proxy Statement and the Annual Report to Stockholders for the Year Ended 2008 (the “Annual Report to Stockholders”) have been made available to you on the Internet or, upon your request, will be delivered to you by mail or email in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the 2009 Annual Meeting of Stockholders to be held on Tuesday, May 12, 2009 at 3:00 p.m. local time at 511 Union Street, Suite 2700, Nashville, Tennessee 37219, and at any adjournments or postponements thereof (the “Annual Meeting”). Distribution of the Notice of Internet Availability of Proxy Materials is scheduled to begin on or about April 1, 2009.
You can ensure that your shares are voted at the Annual Meeting by submitting your instructions by telephone or by Internet, or if you requested a hard copy of the proxy materials, by completing, signing, dating and returning the enclosed proxy card in the envelope provided to you. Submitting your instructions or proxy by any of these methods will not affect your right to attend and vote at the meeting. We encourage our stockholders to submit proxies in advance. A stockholder who gives a proxy may revoke it at any time before it is exercised by voting in person at the Annual Meeting, by delivering a subsequent proxy or by notifying the inspectors of election in writing of such revocation. If your shares of Common Stock are held for you in a brokerage, bank or other institutional account, you must obtain a proxy from that entity and bring it with you to hand in with your ballot, in order to be able to vote your shares at the Annual Meeting.

PROPOSAL 1:     ELECTION OF DIRECTORS

Upon the recommendation of the Corporate Governance and Nominating Committee, which consists entirely of independent directors, the Board of Directors has nominated the three individuals named below under the caption “Nominees for Election” for election as directors to serve until the annual meeting of stockholders in 2012 or until their successors have been elected and qualified.
Nominees for Election
CLASS I DIRECTORS — TERM WILL EXPIRE IN 2012
Marguerite W. Kondracke, 63, Director since November 2007
Marguerite W. Kondracke has served as president and chief executive officer of America’s Promise - The Alliance for Youth, a not-for-profit children’s advocacy organization, since October 2004. Prior to that time, Ms. Kondracke served as special assistant to U.S. Senator Lamar Alexander, as well as the staff director, Senate Subcommittee on Children and Families, between April 2003 and September 2004. From September 2001 to March 2003, Ms. Kondracke served as president and chief executive officer of The Brown Schools, a leading provider of behavioral services for adolescents. Ms. Kondracke is the co-founder, former chief executive officer and current board member of Bright Horizons Family Solutions, Inc., which provides workplace services for employers and families. Ms. Kondracke is currently a board member of Saks, Inc. (NYSE: SKS), a public company that operates department stores in the United States. Ms. Kondracke also serves on the Board of Trustees of Duke University and Duke University Medical Center.
John E. Maupin, Jr., D.D.S., 62, Director since May 1999
John E. Maupin, Jr., D.D.S. currently serves as Chair of the Company’s Corporate Governance and Nominating Committee. Dr. Maupin has served as the president of Morehouse School of Medicine since July 1, 2006. From July 1994 until June 2006, Dr. Maupin served as president of Meharry Medical College. Dr. Maupin currently serves on the National Committee on Foreign Medical Education Accreditation of the U.S. Department of Education. He also has served on the National Advisory Research Resources Council of the National Center for Research Resources, National Institutes of Health; National Advisory Dental Research Council of the National Institute of Dental and Craniofacial Research, National Institutes of Health; and the Board of Scientific Counselors of the National Center for Infectious Diseases, Centers for Disease Control and Prevention. Dr. Maupin is a director of HealthSouth Corporation (NYSE: HLS), a publicly-traded provider of healthcare services, and Regions Financial Corporation (NYSE: RF), a publicly-traded bank holding company. Dr. Maupin also serves as a director/trustee for the VALIC family of funds, a fund complex.
Owen G. Shell, Jr., 72, Director since December 2002
Owen G. Shell, Jr. currently serves as the Company’s non-executive Chairman of the Board of Directors. Mr. Shell has over 40 years of executive management experience in the banking industry. He served as president of the Asset Management Group of Bank of America Corporation from November 1996 until his retirement in June 2001. From 1986 through 1996, Mr. Shell served as the president of Bank of America for the Tennessee region. Prior to that, Mr. Shell held several positions, including chairman, president and chief executive officer of First American National Bank in Nashville, Tennessee.
Continuing Directors
The persons named below will continue to serve as directors until the annual meeting of stockholders in the year indicated or until their successors are elected and take office. Stockholders are not voting at this Annual Meeting on the election of Class II or Class III directors.

CLASS II DIRECTORS — TERM WILL EXPIRE IN 2010
Gregory T. Bier, 62, Director since February 2008
Gregory T. Bier currently serves as Chair of the Company’s Audit and Compliance Committee. Mr. Bier retired in 2002 from Deloitte & Touche LLP. Prior to his retirement, Mr. Bier was the managing partner of the Cincinnati Office of Deloitte & Touche LLP from 1998 to 2002. Mr. Bier joined Haskins & Sells, which later became part of Deloitte, in 1968, and he became a certified public accountant in 1970. Mr. Bier served on the audit committee of Catholic Healthcare Partners, one of the largest not-for-profit health systems in the United States, from 2002 to 2007. He currently serves as a director of Cincinnati Financial Corporation (NASDAQ: CINF), a public company that markets commercial, personal and life insurance through independent insurance agencies.
DeWitt Ezell, Jr., 70, Director since May 1999
DeWitt Ezell, Jr. served as state president of Tennessee for BellSouth Corporation, a communications services company, from January 1990 until his retirement on April 30, 1999. Prior to that time, Mr. Ezell served in various engineering, regulatory and public relations positions during his 37-year tenure with BellSouth Corporation. Mr. Ezell currently serves as the chairman of the board of BlueCross BlueShield of Tennessee, a non-profit health insurance company, and will continue to serve as a director after his term as chairman expires on April 1, 2009.
CLASS III DIRECTORS — TERM WILL EXPIRE IN 2011
William F. Carpenter III, 54, Director since June 2006
William F. Carpenter III has served as Chief Executive Officer (“CEO”) of the Company since his appointment on June 26, 2006. Prior to June 26, 2006, Mr. Carpenter served as Executive Vice President of the Company from February 2004 until his appointment as CEO. In addition, Mr. Carpenter served as General Counsel and Secretary of the Company from May 11, 1999 to June 26, 2006 and Corporate Governance Officer from February 2003 to June 26, 2006. From May 11, 1999 to February 2004, Mr. Carpenter served as Senior Vice President of the Company. From November 23, 1998 until May 11, 1999, Mr. Carpenter served as general counsel of the America Group of HCA.
Richard H. Evans, 64, Director since June 2000
Richard H. Evans currently serves as the Chair of the Company’s Compensation Committee. Mr. Evans has been the chairman of Evans Holdings, LLC, a real estate investment and real estate services company, since April 1999. Prior to that time, Mr. Evans served as chief executive officer of Huizenga Sports, Entertainment Group, Madison Square Garden Corporation and Radio City Music Hall Productions, chief operating officer of Gaylord Entertainment Company and chief operating officer and corporate director of Florida Panther Holdings. Mr. Evans previously served as a member of the board of governors of the National Basketball Association, the National Hockey League, Major League Baseball and the National Football League.
Michael P. Haley, 58, Director since April 2005
Michael P. Haley has served as executive chairman of Coach America, a transportation services operator, since September 2007 and as an advisor to Fenway Partners, LLC, a private equity investment firm, since April 2006. From January 1, 2005 to June 1, 2005, Mr. Haley served as chairman of MW Manufacturers, Inc., a producer and distributor of window and door products for the residential construction industry, and served as president and chief executive officer of MW Manufacturers, Inc., from 2001 to January 1, 2005. Mr. Haley is a director of Ply Gem Industries, Inc., American National Bankshares, Inc. (NASDAQ: AMNB), a publicly-traded bank holding company, and Stanley Furniture Company (NASDAQ: STLY), a publicly-traded furniture manufacturer.
Your Board of Directors Recommends a Vote “FOR” Proposal 1

CORPORATE GOVERNANCE
The fundamental duties of the Board of Directors are to oversee the CEO and senior management in the appropriate operation of the Company, to advise the CEO and senior management with respect to the conduct of the Company’s business and its strategic direction, and to protect the long-term interests of the stockholders. To satisfy these duties, the directors take a proactive approach through active and frequent communication with the CEO and other members of senior management, by setting the correct “tone at the top” and ensuring that it permeates the Company’s relationships, and by defining what information it should receive and how. The Board of Directors sets its own meeting agendas through the non-executive Chairman of the Board and its respective committee chairs.
The Board of Directors believes that governance is far more than a “check the box” activity. Rather, the Board of Directors believes that how it functions is more important than the structure in which it functions. To this end, each director completes detailed evaluations of the performance and effectiveness of the Board of Directors, each of its committees and each director on an annual basis. As part of this process, the Company’s Chief Legal Officer interviews each director privately in an effort to identify any concerns that have not otherwise been identified. The governance structure of the Company is designed to enable the Board of Directors to be an active, collegial body prepared to make prompt, principled decisions, provide sound advice and counsel and to monitor the Company’s compliance and performance. The key practices and procedures of the Board of Directors are outlined in the Corporate Governance Standards available under the “Corporate Governance” section of the Company’s website at www.lifepointhospitals.com.
Independence of Directors
The Board has determined that all Board members, excluding the Company’s CEO, are independent in accordance with the applicable rules of The NASDAQ Stock Market LLC. All committee members are independent in accordance with the NASDAQ listing standards.
Code of Conduct and Code of Ethics
The Company has a Code of Conduct that provides guidance to all employees, including the Company’s CEO, Chief Financial Officer (“CFO”), principal accounting officer and Board (the “Code of Conduct”). The Board of Directors has also adopted the Code of Ethics for Senior Financial Officers and the CEO that specifically addresses the unique role of these officers in corporate governance (the “Code of Ethics”). Many of the topics covered in the Code of Ethics are also addressed in the Company’s Code of Conduct, and each of the officers subject to the Code of Ethics is subject to, and has agreed to abide by, the Code of Conduct.
The Company has published its Code of Conduct and Code of Ethics under the “Corporate Governance” section of its website at www.lifepointhospitals.com.
Compliance Hotline
The Audit and Compliance Committee has adopted a policy on the reporting of concerns regarding accounting or auditing matters. Any person, whether or not an employee, who has a concern about the conduct of the Company or any of the Company’s personnel, including with respect to the Company’s accounting, internal accounting controls or auditing matters, may, in a confidential and anonymous manner, communicate that concern through an external compliance hotline by calling 1-877-508-5433. The hotline services are available 24 hours a day, seven days a week. All calls to the compliance hotline will be handled on an expedited basis and, under certain circumstances, will be communicated directly to the Chair of the Audit and Compliance Committee.

Certain Relationships and Related Person Transactions
In addition to the Company’s Corporate Governance Standards, its Code of Ethics and its Code of Conduct, the Board has approved a written policy which governs the review, approval and/or ratification of transactions between the Company and its directors, director nominees, executive officers, greater than five percent beneficial owners and their respective family members, where the amount involved in the transaction exceeds or is expected to exceed $100,000 in any single calendar year. A copy of this policy is available under the “Corporate Governance” section of the Company’s website at www.lifepointhospitals.com.
This policy is administered under the oversight of the Audit and Compliance Committee. To assist this committee in identifying potential related person transactions, each director and executive officer is annually required to identify his or her family members and provide certain information about them. The Company’s Corporate Governance Officer disseminates a list of the related persons to various officers and departments of the Company so that such transactions can readily be identified. If a related person transaction is identified in advance and the Corporate Governance Officer determines that the transaction is subject to this policy, he must submit the transaction to the Audit and Compliance Committee (or its Chair, if time is of the essence) for consideration. The Audit and Compliance Committee may generally approve such transactions that are in the best interests of the Company and its stockholders. The policy also enumerates certain related person transactions that are deemed automatically pre-approved by the Audit and Compliance Committee because the SEC has determined that such transactions are not required to be disclosed or they are unlikely to raise the concerns underlying the SEC’s disclosure requirements.
During 2008, there were no reportable related person transactions for the Company, and no related person had any reportable indebtedness to the Company or any of its subsidiaries.
BOARD OF DIRECTORS AND COMMITTEES
The Company’s Board of Directors consists of eight members, seven of whom are independent. The Certificate of Incorporation provides that the Board of Directors shall be divided into three classes of as nearly equal size as possible. Approximately one-third of the directors are elected each year. The Corporate Governance and Nominating Committee conducts an annual evaluation of the Board of Directors, its committees and the directors in order to evaluate their performance prior to nominating any director for additional terms.
Directors are expected to attend all meetings of the Board of Directors, the annual meeting of stockholders and all meetings of the committees on which they serve, with the understanding that on occasion a director may be unable to attend a meeting. The Board of Directors held nine meetings (including regularly scheduled and special meetings) during 2008. During 2008, all directors, except Ms. Kondracke, attended the annual meeting of stockholders, and no director attended fewer than 75% of the meetings of the Board of Directors and meetings of the committee on which the director served.
Executive Sessions of the Board
Routinely, the Board of Directors meets in executive sessions in which William F. Carpenter III, the Company’s CEO and sole management director, and other members of management do not participate. The Company’s non-executive Chairman of the Board presides over the executive sessions of the Board of Directors. In 2008, the Board of Directors met in executive session at each of its regular meetings.

Committees of the Board of Directors
The Board has adopted written charters for each of its standing committees: the Audit and Compliance Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. The committee charters and key practices are available on the Company’s website under the Governance Section at www.lifepointhospitals.com.
The committees of the Board of Directors are composed exclusively of independent directors. The following table shows the current membership of each committee:

Corporate Governance
Director	Audit and Compliance	Compensation	and Nominating
Gregory T. Bier(1)	Chair	X	X
Richard H. Evans	X	Chair	X
DeWitt Ezell, Jr.	X	X	X
Michael P. Haley	X	X	X
Marguerite W. Kondracke(2)	X	X	X
John E. Maupin, Jr., D.D.S.	X	X	Chair
Owen G. Shell, Jr.	X	X	X

(1)	Mr. Bier became a member of each committee effective February 18, 2008. Mr. Bier was appointed Chair of the Audit and Compliance Committee on April 28, 2008.

(2)	During 2008, Ms. Kondracke served as a member of each committee from January 1, 2008 through May 14, 2008. Effective December 9, 2008, Ms. Kondracke was reappointed as a member of each committee.
Audit and Compliance Committee
The Audit and Compliance Committee is primarily responsible for selecting and overseeing the services performed by the Company’s independent registered public accounting firm, evaluating the Company’s accounting policies and its system of internal controls, monitoring compliance with the Code of Conduct and the Code of Ethics, and monitoring and overseeing the internal audit and compliance departments of the Company and their respective work plans and programs. The Board has determined that Mr. Bier, Chair of the Audit and Compliance Committee, is qualified as an “audit committee financial expert,” as defined by rules adopted by the SEC, and that each member is independent in accordance with the applicable rules of The NASDAQ Stock Market, LLC. During 2008, the Audit and Compliance Committee held ten meetings. The report of the Audit and Compliance Committee begins on page 33.
Compensation Committee
The Compensation Committee is primarily responsible for approving compensation arrangements for senior management of the Company, including the CEO, and administering compensation plans. Pursuant to its Charter, the Compensation Committee has authority to delegate any of its responsibilities to subcommittees as the Compensation Committee may deem appropriate. During 2008, the Compensation Committee held five meetings. The report of the Compensation Committee begins on page 8.
Corporate Governance and Nominating Committee
The Corporate Governance and Nominating Committee is primarily responsible for identifying persons qualified to become members of the Board of Directors and, when appropriate, recommending such persons to the Board of Directors as proposed nominees for Board membership; ensuring that a succession plan is in place for the position of CEO and other senior management positions; leading the Board and directors in their respective annual reviews of the performance of the Board, its committees and individual directors; and regularly reviewing and considering evolving governance practices. During 2008, there were no material changes to the procedures by which a stockholder may recommend nominees to the Board of Directors. During 2008, the Corporate Governance and Nominating Committee

held five meetings. The Company’s By-Laws and Corporate Governance Standards are available under the “Corporate Governance” section of the Company’s website at www.lifepointhospitals.com.
Compensation Committee Interlocks and Insider Participation
During 2008, the Compensation Committee of the Board of Directors consisted of Dr. Maupin and Messrs. Evans, Ezell, Haley and Shell. Simultaneous with his election to the Board of Directors on February 18, 2008, Mr. Bier also became a member of the Compensation Committee. In addition, Ms. Kondracke served as a member of the Compensation Committee from January 1, 2008 through May 14, 2008. Effective December 9, 2008, Ms. Kondracke was reappointed as a member of the Compensation Committee. William V. Lapham, an independent director of the Company who passed away during 2008, served as a member of the Compensation Committee from January 1, 2008 through April 24, 2008. None of the members of the Compensation Committee have at any time been an officer or employee of the Company, nor have any of the members had any relationship requiring disclosure by the Company. None of the Company’s executive officers serve, or in the past year served, as a member of the board of directors or compensation committee of any entity that has or had one or more of its executive officers serving on the Company’s Board of Directors or Compensation Committee.
Director Nomination Process
The information required to be provided by a stockholder nominating a candidate for the Board of Directors is set forth in our By-Laws, and the general qualifications and specific qualities and skills established by the committee for directors are included in the Company’s Corporate Governance Standards. The Company believes that directors should possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of the stockholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. The Company endeavors to have a Board of Directors representing diverse experience, and this committee will evaluate all potential nominees in the same manner. The committee also considers candidates recommended by current directors, company officers and others.
The timely submission by stockholders of persons for election as directors (other than persons nominated by or at the direction of the Board of Directors) at the 2010 annual meeting of stockholders is described in this Proxy Statement under the caption “Additional Information — Other Stockholder Proposals for Presentation at the 2010 Annual Meeting.” The Corporate Governance and Nominating Committee will consider nominations by any Company stockholder of record who is entitled to vote at the applicable meeting and who has complied with the notice procedures set forth in the By-Laws.
Nominations by stockholders of persons for election to the Board of Directors also may be made at a special meeting of stockholders if the stockholder’s notice required by the By-Laws is delivered not later than the close of business on the later of 90 days prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.
Stockholder Communication with the Board of Directors
Stockholders who wish to communicate with the Board of Directors (or specified individual directors), including the non-management directors as a group, may do so by addressing their correspondence to the appropriate member(s) of the Board of Directors (or the Board as a whole), c/o the Corporate Secretary, LifePoint Hospitals, Inc., 103 Powell Court, Suite 200, Brentwood, Tennessee 37027. All written communications received in such manner from stockholders of the Company will be forwarded to the members of the Board of Directors to whom the communication is directed or, if the communication is not directed to any particular member(s) of the Board of Directors, the communication will be forwarded to all members of the Board of Directors.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the disclosures contained in the section entitled “Compensation Discussion and Analysis” required by SEC Regulation S-K, Item 402(b) beginning on page 9 of this Proxy Statement. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the section entitled “Compensation Discussion and Analysis” be included in this Proxy Statement for the Company’s 2009 Annual Meeting of Stockholders and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.
COMPENSATION COMMITTEE
Richard H. Evans, Chair
Gregory T. Bier (1)
DeWitt Ezell, Jr.
Michael P. Haley
Marguerite W. Kondracke (2)
John E. Maupin, Jr., D.D.S.
Owen G. Shell, Jr.
Dated: March 24, 2009

(1)	Mr. Bier joined the Compensation Committee effective February 18, 2008.

(2)	During 2008, Ms. Kondracke served as a member of the Compensation Committee from January 1, 2008 through May 14, 2008. Effective December 9, 2008, Ms. Kondracke was reappointed as a member of the Compensation Committee.

COMPENSATION DISCUSSION AND ANALYSIS
Overview
The Compensation Committee is comprised solely of the Company’s seven independent directors. The Compensation Committee oversees and directs the Company’s executive compensation program and sets the compensation of the named executive officers (the “NEOs”), together with that of a number of other officers of the Company, on an annual basis.
When setting executive compensation, the Compensation Committee seeks to correctly balance the following five principles (the “Principles”): (i) to attract, motivate and retain exceptional leaders, the Company’s compensation must be competitive, in form and amount, with other employers and professional opportunities; (ii) to foster the “tone at the top” that it desires and to ensure equity among all senior executives, the compensation paid to each NEO should be within a reasonable range of that paid to the other NEOs and the Company’s other senior executives; (iii) the Company benefits from a compensation system that is easy to monitor, implement, understand and describe; (iv) the Company’s compensation program should drive the best financial results; and (v) the Company’s compensation program must take into account the heavily regulated nature of the Company’s business, the harm that could be done to the Company if unacceptable risks are incentivized or if officers feel that they can benefit financially by taking improper legal or ethical risks, and the need for high quality care to be provided in the Company’s hospitals. The Principles are not applied in a rigid or formulaic manner, but in a manner intended to further the long-term interests of the Company, its stockholders and other stakeholders.
Components of Compensation
In 2008, the Company’s executive compensation program was comprised of three main elements. These elements were: (i) base salary; (ii) the possibility of receiving a cash bonus under the Executive Performance Incentive Plan (the “EPIP”) if pre-established performance criteria are met; and (iii) equity incentives in the form of stock options and performance-based restricted shares.
The Compensation Committee allocates compensation to individuals both as to specific components and as a whole (“Total Compensation”), and strives to target Total Compensation opportunities for each NEO within the range of Total Compensation for comparable executives at comparator companies.
In 2008, approximately seventy percent (70%) of the targeted Total Compensation of the NEOs was performance-based, consisting of (i) annual cash bonuses if performance criteria are met, (ii) performance-based restricted shares and (iii) stock options. Through this mix of compensation components, the Compensation Committee seeks to incentivize year-to-year progress, long-term performance, and retention. Also, because a significant portion of each NEO’s compensation is performance-based, the actual compensation realized by each NEO depends on the performance of the Company, and the value of its shares of Common Stock, over both the short and long-terms.
Base Salary
The base salaries of the NEOs are determined on an annual basis by the Compensation Committee based largely on its application of the Principles, and also on the performance of each NEO. The Compensation Committee believes that base salaries should be targeted within the range of base salaries for comparable executives at comparator companies, and that they should also take into account other relevant factors such as the NEO’s unique roles and responsibilities, his or her performance over a period of years, experience and results. Accordingly, the base salary of any particular individual may be above or below the median of the applicable range of base salaries paid by the comparator companies.
Annual Cash Bonuses
The Compensation Committee sets a target annual cash bonus expressed as a percentage of each NEOs base salary (referred to as the “Target Bonus”). As a result, a significant amount of each NEO’s potential annual cash compensation, the Target Bonus, is earned only if the Company meets or exceeds annual performance targets set by the Compensation Committee at the start of each year (the “Performance Criteria”). The opportunity to earn a Target Bonus is intended to incentivize the NEOs, from year to year, to manage the Company in a manner that emphasizes the Company’s performance against the Performance Criteria. The NEOs can earn an amount less than their Target Bonuses if Performance Criteria are partially achieved. The NEOs also have the opportunity to earn an amount greater than their Target Bonuses if Performance Criteria are exceeded, as was the case in 2008 with respect to the Company’s EPS.
Although the Performance Criteria may be revised by the Compensation Committee to reflect a material change in the Company’s strategic initiatives, no such discretion was exercised with respect to 2008 Performance Criteria. Changes were made, however, for two facilities held in discontinued operations.
With respect to specific Performance Criteria, for 2008, 40% of the Target Bonus of each NEO was based on the Company’s actual financial performance against the following goals:
•	ten percent (10%) of the Target Bonus was payable if the Company achieved annual net revenues from continuing operations of at least $2,789.0 million ($2,724.5 million as adjusted for discontinued operations), and 9% was earned;

•	twenty percent (20%) of the Target Bonus was payable if the Company achieved annual adjusted EBITDA from continuing operations of at least $465.0 million ($462.9 million as adjusted for discontinued operations), and 15.5% was earned;

•	ten percent (10%) of the Target Bonus was payable if the Company achieved annual diluted EPS from continuing operations of at least $2.50, and because the Company’s actual results exceeded the goal of $2.50, 34% was earned (or 3.4 times the percentage of the Target Bonus assigned to this particular Performance Criteria); and

•	the remaining 60% of the Target Bonus for each NEO for 2008 was tied to various economic and other metrics underlying the strategic drivers of the Company’s business, and 50% was earned.
Any annual cash bonus payment to the NEOs is made under the EPIP. The Compensation Committee may reduce any such bonus in its sole and absolute discretion, regardless of the achievement of the Performance Criteria. The actual cash bonus paid for 2008 to each NEO is shown in the Summary Compensation Table.
Long-Term Equity-Based Incentives
Long term equity awards are intended to incentivize the NEOs to manage the Company in a manner that emphasizes long-term value creation for the Company’s stockholders, including share price appreciation; to minimize any reason to seek short-term gains at the expense of long-term growth and value creation; to emphasize ethical and legal compliance throughout the Company and its hospitals; and to remain employed with the Company. These awards also consider the fact that, in contrast to several comparator companies, the Company offers no additional welfare or retirement benefits to the NEOs beyond those available to employees generally. On average, approximately 50% of the NEOs Total Compensation for 2008 was in the form of long-term equity-based incentive awards (stock options and performance-based restricted shares).
In order to realize any value from the restricted shares, (i) the Company must exceed annual net revenue or EBITDA performance target established by the Compensation Committee on each annual grant date, and (ii) the NEO must remain employed by the Company through the three year anniversary of the grant date. The stock options will only have value to the extent of the appreciation, if any, of the Company’s Common Stock.
The Compensation Committee allocates the options and restricted shares in an efficient manner and to offer competitive compensation arrangements with substantial performance and employee retention components. In administering the Company’s equity-based incentive programs, the Compensation Committee regularly evaluates the total cost of such programs. Each year, the compensation consultant prepares an analysis of the Company’s programs in the areas of total share utilization and annual grant rates as compared to the comparator companies. The results are used by the Compensation Committee in evaluating management’s annual equity-based incentive recommendations for all program participants, including the NEOs. Overall, the Company’s total cost of equity-based incentive programs historically have been and currently are within the range of comparator company levels.
Stock Option Awards
In 2008, the Compensation Committee made annual grants of stock option awards to the NEOs at its first regularly scheduled meeting. All stock option awards granted in 2008 to NEOs vest in three equal installments on the first, second and third anniversary following the date of the grant. The Compensation Committee believes that stock options are inherently performance-based as value is recognized only if the price per share of the Company’s Common Stock increases.
The regularly scheduled meetings of the Compensation Committee at which stock option awards are granted do not typically coincide with earnings releases or other periodic filings of the Company which may have a material effect on the stock price of the Company and are scheduled in advance without regard to those events. Under the provisions of the LTIP, the exercise price of an option is set as the closing price of the Company’s common stock on the most recent trading date before the grant date. The Compensation Committee does not grant stock option awards with reload features and maintains a policy against the re-pricing of stock options.
Restricted Share Awards
In 2008, the Compensation Committee granted restricted share awards to the NEOs pursuant to the EPIP. As with stock option awards, the Compensation Committee granted restricted share awards to the NEOs at its first regularly scheduled meeting. Restricted share awards granted to the NEOs vest based on the satisfaction of both continued employment and achievement of performance criteria. For the 2008 grant of restricted share awards to the NEOs, vesting is conditioned upon (i) continued employment on the third anniversary of the date of grant and (ii) achievement by the Company during any one of the fiscal years 2008, 2009 or 2010 of either (a) annual net revenues from continuing operations of $2,928 million or (b) annual adjusted EBITDA from continuing operations of $484 million.
Benefits and Perquisites
The NEOs receive only those benefits and perquisites available to employees generally. The NEOs are eligible to participate in the Company’s health and welfare programs, the Company’s Management Stock Purchase Plan (the “MSPP”), 401(k) Plan, and other employee recognition programs on the same basis as other employees. The Company offers group life, disability, medical, dental and vision insurance and other comparable benefits.
The Company maintains a MSPP available to approximately 275 management level employees of the Company, including the NEOs, which allows participants to purchase shares of the Company’s common stock at an amount equal to 75% of the average market value. Shares purchased under the MSPP are restricted until the third anniversary of the date of purchase and only if the participant continues to be employed by the Company.
Change in Control Protections
The NEOs are covered by the Company’s Change in Control Severance Plan (the “Change in Control Plan”). The Change in Control Plan may provide certain payments and benefits to the NEOs upon a change in control, if the employment of the NEOs is subsequently terminated or materially diminished. For more information about the Change in Control Plan, please refer to the section below entitled “COMPENSATION OF EXECUTIVE OFFICERS — Potential Payments upon Termination or Change-in-Control — Change in Control Arrangements.”

Compensation of the Named Executive Officers
The compensation of individual NEOs is determined by the Compensation Committee. The Chair of the Compensation Committee has a significant role in determining the compensation recommendations made to the committee for its consideration, and worked closely with John P. Bumpus, the Company’s Executive Vice President and Chief Administrative Officer, and compensation consultants hired by the Company to formulate these recommendations. Periodically, Mr. Carpenter also provided input regarding these recommendations to Mr. Bumpus or directly to the Chair of the Compensation Committee. For 2008, the Compensation Committee worked with McDaniel & Associates, a compensation consultant, and also received input from management’s compensation consultant, Watson Wyatt Worldwide, Inc. The recommendations made to the Compensation Committee regarding base salaries, Target Bonus and related Performance Criteria, and long-term equity-based incentive recommendations for the Company’s NEOs were based largely on the competitive market data contained in the compensation consultant reports, application of the Principles and other relevant factors including the experience, responsibilities and performance of each NEO.
For compensation established in 2008, each of the Company’s compensation consultants assisted the Compensation Committee in its comparative evaluation of the compensation practices of the Company compared to those of other publicly-reporting healthcare companies that the Compensation Committee considered comparable to the Company in terms of revenue, market capitalization and/or other relevant indicators (which are referred to as the comparator companies).1 The Compensation Committee uses the compensation practices of the comparator companies to benchmark the compensation paid to the NEOs.
As noted above, the Compensation Committee strives to establish the Total Compensation of the individual NEOs within the range of Total Compensation paid to comparable executives by the comparator companies. When exercising its judgment in this regard, the Compensation Committee considers other factors including the experience, responsibilities and performance of each NEO, the performance of the NEOs as a team and the Company’s overall financial performance. The Compensation Committee also takes into account whether each NEO is, in its judgment, fairly compensated and sufficiently incentivized to remain with the Company.
The Compensation Committee believes that the NEOs have significant experience relevant to the execution of the Company’s strategic initiatives and goals, and that they also have substantial operating history with the Company. As a result, when considering the retention risk posed by the compensation decisions made with respect to each NEO, the Compensation Committee takes into account the disruption that could be caused by the unplanned or unexpected departure of one or more NEOs, including the time that might be required for any successor to fully transition into his or her duties, and the potential costs that the Company would incur if it is required to replace an NEO (or the position vacated by his or her internal successor) with an external candidate. Ultimately, the Compensation Committee seeks to balance its view that it is fairly compensating and incentivizing the NEOs (without over-compensating any NEO or establishing incentives that might reasonably be expected to lead to risky or inappropriate behavior) with the Company’s desire to retain the NEOs.
Mr. Carpenter
Owen G. Shell, Jr., the non-executive Chairman of the Board of the Company, directly and significantly influences compensation decisions made with respect to Mr. Carpenter. Mr. Shell reviews Mr. Carpenter’s performance-based on his observations and with input from all other directors and discusses

[1]	The Compensation Committee considered the following comparator companies when making its 2008 compensation decisions: Apria Healthcare Group, Inc., Community Health Systems, Inc., DaVita Inc., Emergency Medical Services Corp., HealthSouth Corp, Health Management Associates, Inc., Kindred Healthcare, Inc., Lincare Holdings, Inc., Manor Care, Inc., Pediatrix Medical Group, Inc., Psychiatric Solutions, Inc., Sierra Health Services, Inc., Tenet Healthcare Corp., Triad Hospitals, Inc. and Universal Health Services, Inc. The Compensation Committee determined that the comparator companies constituted a sufficiently large and relevant group for purposes of comparing compensation data, though in some cases it also evaluated proprietary survey data from a larger group of companies.

the results of this performance review with Mr. Carpenter. Mr. Shell also makes compensation recommendations to the Compensation Committee with respect to Mr. Carpenter. For 2008, Mr. Shell concluded that Mr. Carpenter had met or exceeded the Board’s and Mr. Shell’s expectations regarding the management of the Company.
Notwithstanding the fact that Mr. Carpenter met or exceeded the goals set for him by the Board of Directors, and was otherwise eligible for a merit increase in his base salary, Mr. Carpenter concluded that the Company’s interests would be further advanced if he refused any increase in his base salary. The Compensation Committee accepted Mr. Carpenter’s view.
Mr. Dill
For 2008, the Compensation Committee set Mr. Dill’s compensation at levels consistent with its evaluation of the Principles. Further, as with other NEOs, the Compensation Committee reviewed competitive market data compiled by the Company’s compensation consultants prior to setting the compensation payable to Mr. Dill. In August of 2008, the Company announced that Mr. Dill would become the Chief Operating Officer of the Company at the time Mr. Dill’s successor as Chief Financial Officer commenced work with the Company. At such time, the Compensation Committee increased Mr. Dill’s base salary to an amount determined by the Compensation Committee to be commensurate with the increased responsibilities of Chief Operating Officer and the compensation paid to Chief Operating Officers at comparator companies.
Ms. Koford, Messrs. Raplee and Wiechart
By applying the Principles, the Compensation Committee set compensation for Ms. Koford and Messrs. Raplee and Wiechart. Further, as with other NEOs, the Compensation Committee reviewed competitive market data compiled by the Company’s compensation consultants prior to setting the compensation payable to Ms. Koford and Messrs. Raplee and Wiechart. In these cases, however, specific comparable executive data was not publicly available, so the Compensation Committee also considered third party survey data obtained by the compensation consultant for compensation paid to executives at other companies believed to have similar responsibilities to Ms. Koford and Messrs. Raplee and Wiechart.
2009 Performance Criteria
At its meeting in February 2009, the Compensation Committee set the 2009 Performance Criteria for the NEOs. For 2009, the Target Bonus of each NEO is based on the Company’s actual financial performance against the following goals:
•	twenty five percent (25%) of the Target Bonus is payable if the Company achieves annual net revenues from continuing operations of at least $2,977.5 million;

•	twenty five percent (25%) of the Target Bonus is payable if the Company achieves annual adjusted EBITDA from continuing operations of at least $468.4 million;

•	twenty five percent (25%) of the Target Bonus is payable if the Company achieves annual diluted EPS from continuing operations of at least $2.52; and

•	twenty five percent (25%) of the Target Bonus is payable if the Company achieves quality improvement metrics with respect to the care provided at the Company’s hospitals.
Recoupment Policy
On May 14, 2008, the Board of Directors approved the adoption of a Recoupment Policy Relating to Unearned Incentive Compensation of Executive Officers (the “Recoupment Policy”). Generally, the Recoupment Policy provides that if the Board of Directors determines that a senior executive (including, but not limited to, the NEOs) has committed fraud and such fraud caused the Company to be required to restate its financial statements, the Board of Directors may take, in its discretion, such action as it deems appropriate with respect to the fraud.

The Board of Directors will, in all cases it determines appropriate, require reimbursement of any incentive compensation paid to an executive subject to the policy. The Board of Directors may also require reimbursement from executives subject to the Recoupment Policy of gains realized upon the exercise of any equity-based awards previously made to such person that vested after the date of adoption of the Recoupment Policy. The Recoupment Policy would allow reimbursement from an executive subject to the policy only if and to the extent that (a) the amount paid to or realized was calculated based upon the achievement of certain financial results that were subsequently reduced due to the restatement, (b) if the Board of Directors determines that such person actually committed a fraud that obligated the Company to restate its financial statements, and (c) the amount of the incentive compensation that would have been paid to, or the amount of the gains realized by, an executive subject to the policy, had the financial results not been restated, would have been lower than the amount actually paid or realized. The Board of Directors will not seek to recover compensation paid or amounts realized more than three years prior to the date that the applicable restatement is first publicly disclosed.
Impact of Tax Treatment
Under Section 162(m) of the Internal Revenue Code, publicly held corporations may not take a tax deduction for compensation in excess of $1 million paid to the NEOs unless that compensation meets the Internal Revenue Code’s definition of “performance-based” compensation. Section 162(m) allows a deduction for compensation to a specified executive that exceeds $1 million only if it is paid (a) solely upon attainment of one or more performance goals, (b) pursuant to a qualifying performance-based compensation plan adopted by the Compensation Committee, and (c) the material terms, including the performance goals, of such plan are approved by the stockholders before payment of the compensation.
The Compensation Committee considers deductibility under Section 162(m) with respect to compensation arrangements for executive officers. The Committee believes that it is in our best interests for the Committee to retain its flexibility and discretion to make compensation awards to foster achievement of performance goals established by the Committee and the Principles. We believe that our outstanding stock options and restricted share grants qualify as performance-based compensation and are not subject to any deductibility limitations under Section 162(m). Grants of restricted stock, restricted stock units, or other equity-based awards that are not subject to specific quantitative performance measures will likely not qualify as “performance-based” compensation and, in such event, would be subject to Section 162(m) deduction restrictions.

COMPENSATION OF EXECUTIVE OFFICERS
Executive Officers of the Company
The following list identifies the name, age and position(s) of the executive officers of the Company:

Name	Age	Position
William F. Carpenter III	54	President and Chief Executive Officer
David M. Dill	40	Executive Vice President and Chief Financial Officer
William M. Gracey	55	Executive Vice President
Paul D. Gilbert	42	Executive Vice President, Chief Legal Officer and Chief Development Officer; Corporate Governance Officer
John P. Bumpus	48	Executive Vice President and Chief Administrative Officer
Joné Law Koford	52	Group President, Organic Growth
R. Scott Raplee	43	Group President, Operations Management
Michael A. Wiechart	43	Group President, Operations Resources
Michael S. Coggin	39	Senior Vice President and Chief Accounting Officer
The term of each executive officer runs until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal. Below is a biographical summary of the experience of the executive officers of the Company. Information pertaining to Mr. Carpenter, who is both a director and an executive officer of the Company, may be found in the section entitled “Proposal 1 — Election of Directors.”
David M. Dill has served as Executive Vice President and Chief Financial Officer of the Company since February 2008. Mr. Dill joined the Company on July 12, 2007 as Chief Financial Officer. From March 31, 2006 until Mr. Dill joined the Company, he served as executive vice president of Fresenius Medical Care North America and as chief executive officer in the East Division of Fresenius Medical Care Services, a wholly owned subsidiary of Fresenius Medical Care AG & Co. KGaA. Mr. Dill previously served as executive vice president, chief financial officer and treasurer of Renal Care Group, Inc., a publicly traded dialysis services company, from November 2003 until Renal Care Group was acquired by Fresenius Medical Care on March 31, 2006. From 1996 to November 2003, Mr. Dill served in various finance and accounting roles with Renal Care Group, Inc. Mr. Dill is a member of the board of directors of Psychiatric Solutions, Inc., a behavioral health services company.
William M. Gracey has served as Executive Vice President of the Company since August 2008. From February 2008 until August 2008, Mr. Gracey served as the Company’s Executive Vice President and Chief Operating Officer. From February 2004 until February 2008, Mr. Gracey served as the Company’s Chief Operating Officer. From May 11, 1999 until February 2004, Mr. Gracey was a Division President of the Company. From July 1998 until May 11, 1999, Mr. Gracey served as a division president of the America Group of HCA. Prior to that time, Mr. Gracey served in various operations positions with HCA. Mr. Gracey is a past chairman of the Tennessee Hospital Association. Mr. Gracey is a member of the board of directors of BlueCross BlueShield of Tennessee and serves as the hospital representative for the State of Tennessee.
Paul D. Gilbert has served as Executive Vice President, Chief Legal Officer and Corporate Governance Officer of the Company since February 2008. Since February 2009, Mr. Gilbert has also served as the Company’s Chief Development Officer. From August 2006 until February 2008, Mr. Gilbert served as Senior Vice President, General Counsel, Secretary and Corporate Governance Officer of the Company. Prior to such time, Mr. Gilbert was a partner of the law firm of Waller Lansden Dortch & Davis, LLP from January 1, 1999 to August 6, 2006. While in private practice, Mr. Gilbert served as lead counsel to hospitals and healthcare systems in the acquisition, affiliation, sale or merger of more than 100 acute care hospitals and behavioral or psychiatric hospitals throughout the United States and the Caribbean. He also served as lead counsel in a significant number of whole-hospital joint ventures, syndications, public hospital privatizations and not-for-profit conversions.

John P. Bumpus has served as Executive Vice President and Chief Administrative Officer of the Company since February 2008. From April 2005 until February 2008, Mr. Bumpus served as Senior Vice President, Human Resources and Administration of the Company. Prior to joining the Company in April 2005, Mr. Bumpus served as vice president — human resources with Province Healthcare Company. Prior to such time, Mr. Bumpus served in various human resource positions with a Fortune 50 company.
Joné Law Koford has served as one of the Company’s Group Presidents since January 2008. From September 2001 to January 2008, Ms. Koford served as a Division President of the Company. From May 2001 until August 2001, Ms. Koford served as Vice President of Development for the Company. Prior to that, Ms. Koford served in various operations positions with Altius Health Plans, Strategic Health Initiatives, Arcon Healthcare, Inc., HCA and HealthTrust, Inc.
R. Scott Raplee has served as one of the Company’s Group Presidents since January 2008. From March 2004 to January 2008, Mr. Raplee served as Senior Vice President, Operations Chief Financial Officer of the Company. From May 1999 until February 2004, Mr. Raplee served as a Division Chief Financial Officer of the Company. Prior to that time, Mr. Raplee served in various financial positions with HCA.
Michael A. Wiechart has served as one of the Company’s Group Presidents since January 2008. From March 2004 to January 2008, Mr. Wiechart served as a Division President of the Company. From May 1999 until February 2004, Mr. Wiechart served as a Division Chief Financial Officer of the Company. From 1998 to 1999, Mr. Wiechart served as vice president/operations controller of Province Healthcare Company. Prior to that time, Mr. Wiechart served in various financial positions with HCA.
Michael S. Coggin has served as Senior Vice President and Chief Accounting Officer of the Company since December 2008. From September 2007 until December 2008, Mr. Coggin served as chief financial officer of Specialty Care Services Group, a multi-service line healthcare provider primarily focused on providing perfusion and auto-transfusion services to hospitals. From April 2004 to March 2006, Mr. Coggin was a senior vice president within the finance, accounting and internal audit groups of Renal Care Group, Inc., a publicly-traded kidney dialysis services company, until its acquisition by Fresenius Medical Care AG & Co. KGaA on March 31, 2006. Following the acquisition, Mr. Coggin provided finance and accounting oversight for business units within the East Division of Fresenius. Prior to that time, Mr. Coggin was an audit manager at KPMG Peat Marwick in Nashville, Tennessee.

Summary Compensation Table
The table below sets forth the compensation of the CEO, the CFO, the four other most highly compensated executive officers. These individuals may be referred to in this Proxy Statement as the “Named Executive Officers.”

						Non-Equity
						Incentive
						Plan
				Stock	Option	Compen-	All Other
Name and Principal Position	Year(1)	Salary	Bonus(2)	Awards(3)	Awards(4)	sation(5)	Compensation(6)	Total
William F. Carpenter III	2008	$800,000	$—	$1,912,461	$638,310	$868,000	$3,408	$4,222,179
President and	2007	785,577	—	1,535,623	633,533	454,000	67,281	3,476,014
Chief Executive Officer	2006	598,558	—	834,603	498,036	525,250	7,065	2,463,512
David M. Dill	2008	481,231	—	783,537	479,778	397,653	9,706	2,151,905
Executive Vice President and	2007	193,846	—	414,050	237,900	95,766	50,134	991,696
Chief Financial Officer
William M. Gracey (7)	2008	549,135	—	1,592,337	445,739	449,597	9,850	3,046,658
Executive Vice President	2007	528,269	—	1,040,825	483,150	227,709	67,859	2,347,812
	2006	490,385	—	773,440	455,427	358,125	13,665	2,091,042
Joné Law Koford	2008	389,077	—	601,745	186,683	257,145	9,585	1,444,235
Group President	2007	377,115	—	534,828	214,733	131,670	34,328	1,292,674
	2006	363,077	—	413,802	202,412	192,903	4,938	1,177,132
R. Scott Raplee	2008	393,654	—	592,795	186,683	260,400	9,563	1,443,095
Group President	2007	361,808	—	524,133	214,733	114,550	48,894	1,264,118
Michael A. Wiechart	2008	388,654	—	592,795	186,683	309,878	8,632	1,486,642
Group President

(1)	In accordance with SEC rules, this table reflects compensation for the three most recently completed fiscal years for individuals who were NEOs during each of such years and compensation for the most recently completed fiscal year for individuals who became an NEO during 2008.

(2)	Reflects discretionary bonuses granted under the EPIP. No such bonuses were paid in 2006, 2007 or 2008.

(3)	Reflects the fair value for restricted stock awards granted under the LTIP and the fair value relating to the incremental value of restricted Common Stock received on the share purchase date pursuant to the MSPP, in accordance with SFAS No. 123(R), “Share-Based Payment” (“SFAS 123R”), as follows for 2008:

		Restricted Common
	Restricted Stock Awards	Stock Acquired under
Name	Granted under the LTIP	the MSPP	Total Stock Awards
Carpenter	$1,909,982	$2,479	$1,912,461
Dill	782,104	1,433	783,537
Gracey	1,588,606	3,731	1,592,337
Koford	592,795	8,950	601,745
Raplee	592,795	—	592,795
Wiechart	592,795	—	592,795

The assumptions used in calculating the accrued values are set forth in Note 9 to the Company’s financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

(4)	Reflects the fair value for stock option awards granted under the LTIP in accordance with SFAS 123R. The assumptions used in calculating the accrued values are set forth in Note 9 to the Company’s financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

(5)	Reflects cash awards earned under the EPIP.

(6)	Details of the amounts reported as All Other Compensation for 2008 are as follows:

	Life	Long-term		Retirement	Total All
	Insurance	Disability		Plan	Other
Name	Premiums	Insurance	Other Benefits	Contribution Match	Compensation
Carpenter	$1,368	$2,040	—	$—	$3,408
Dill	771	2,040	—	6,895	9,706
Gracey	915	2,040	—	6,895	9,850
Koford	650	2,040	—	6,895	9,585
Raplee	628	2,040	—	6,895	9,563
Wiechart	621	2,040	—	5,971	8,632

(7)	During 2008, Mr. Gracey served as Executive Vice President and Chief Operating Officer of the Company until August 21, 2008, at which time he announced his decision to retire as of April 30, 2009. Following the announcement, Mr. Gracey has served as Executive Vice President of the Company.

Grants of Plan-Based Awards
The following table provides information about equity awards granted to the named executives in 2008: (1) the grant date, (2) estimated future payouts under equity incentive plan awards, (3) the number of shares underlying all other stock awards, (4) all other awards, which consist of the number of shares underlying stock options awarded to certain named executives, (5) the exercise price of the stock option awards, which reflects the closing price of Common Stock on the date of grant, and (6) the grant date fair value of each equity award computed under SFAS 123R.

		Possible Future			Estimated Future			All Other		Exercise	Grant Date
		Payouts Under			Payouts Under			Stock Awards:	All Other Option	or Base	Fair Value
		Non-Equity Incentive Plan			Equity Incentive Plan			Number of	Awards: Number of	Price of	of Stock
		Awards(1)			Awards(2)			Shares of Stock	Securities	Option	and Option
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units(3)	Underlying Options	Awards(4)	Awards(5)
Carpenter	02/28/08	$40,000	$800,000	$1,600,000	—	—	—	—	—	$—	$—
	02/28/08	—	—	—	—	50,000	—	—	—	—	1,289,500
	02/28/08	—	—	—	—	—	—	—	100,000	25.79	803,370
	07/01/08	—	—	—	—	—	—	2,806	—	28.30	19,418
Dill	02/28/08	18,325	366,500	733,000	—	—	—	—	—	—	—
	02/28/08	—	—	—	—	22,500	—	—	—	—	580,275
	02/28/08	—	—	—	—	—	—	—	45,000	25.79	363,582
	07/01/08	—	—	—	—	—	—	1,622	—	28.30	11,224
Gracey	02/28/08	20,719	414,375	828,750	—	—	—	—	—	—	—
	02/28/08	—	—	—	—	22,500	—	—	—	—	580,275
	02/28/08	—	—	—	—	—	—	—	45,000	25.79	363,582
	01/01/08	—	—	—	—	—	—	348	—	29.74	2,328
	07/01/08	—	—	—	—	—	—	383	—	28.30	2,650
Koford	02/28/08	11,850	237,000	474,000	—	—	—	—	—	—	—
	02/28/08	—	—	—	—	15,000	—	—	—	—	386,850
	02/28/08	—	—	—	—	—	—	—	30,000	25.79	242,388
Raplee	02/28/08	12,000	240,000	480,000	—	—	—	—	—	—	—
	02/28/08	—	—	—	—	15,000	—	—	—	—	386,850
	02/28/08	—	—	—	—	—	—	—	30,000	25.79	242,388
Wiechart	02/28/08	5,925	237,000	474,000	—	—	—	—	—	—	—
	02/28/08	—	—	—	—	15,000	—	—	—	—	386,850
	02/28/08	—	—	—	—	—	—	—	30,000	25.79	242,388

(1)	Reflects cash bonus awards granted under the EPIP where receipt is contingent upon the achievement of certain performance goals. Threshold amount is equal to 5% of target amount for Messrs. Carpenter, Dill, Gracey and Raplee and Ms. Koford and 2.5% of target amount for Mr. Wiechart. Maximum amount is equal to 200% of target amount for all NEOs. For more information about the cash bonus awards and performance goals for the NEOs, please refer to the section above entitled “COMPENSATION DISCUSSION AND ANALYSIS.”

(2)	Reflects restricted stock awards where vesting is contingent upon the achievement of certain performance goals defined pursuant to the EPIP and continued employment with the Company through the third anniversary of the date of grant. For more information about the performance criteria, please refer to the section above entitled “COMPENSATION DISCUSSION AND ANALYSIS.”

(3)	Reflects restricted stock shares acquired under the MSPP.

(4)	Reflects the fair market value of a share of Common Stock, as defined in the LTIP and in the MSPP as the closing sales price of the Common Stock on the trading day immediately preceding the date of grant.

(5)	Reflects the aggregate SFAS 123R value of all awards as of the grant date. Such amounts are not apportioned over the service or vesting period, as opposed to the presentation in the Summary Compensation Table.

Outstanding Equity Awards at Fiscal Year-End
The following table provides information on the current holdings of stock option and stock awards for each NEO outstanding as of the end of the 2008 fiscal year. This table includes unexercised and unvested option awards and unvested restricted stock awards with vesting conditions that were not satisfied as of December 31, 2008. Each equity grant is shown separately for each named executive. The vesting schedule for each outstanding award is shown following this table, based on the option or stock award grant date. For additional information about the stock option and stock awards, see the description of equity incentive compensation in the Compensation Discussion and Analysis beginning on page 9.

		Option Awards
					Equity Incentive
		Number of			Plan Awards: Number
		Securities			of Securities
	Option	Underlying Unexercised			Underlying	Option	Option
	Award	Options			Unexercised	Exercise	Expiration
Name	Grant Date	Exercisable	Unexercisable		Unearned Options	Price	Date
Carpenter	05/21/99	18,750	—		—	$9.75	05/21/2009
	06/01/99	36,250	—		—	10.00	06/01/2009
	06/07/99	227,756	—		—	10.81	06/07/2009
	02/11/01	40,000	—		—	37.13	02/11/2011
	02/25/02	40,000	—		—	36.51	02/25/2012
	02/24/03	50,000	—		—	21.05	02/24/2013
	02/20/04	40,000	—		—	33.17	02/20/2014
	04/22/05	45,000	—		—	42.60	04/22/2015
	02/22/06	45,000	—		—	33.02	02/22/2016
	09/18/06	23,333	11,667	(1)	—	36.22	09/18/2016
	02/28/08	—	100,000	(2)	—	25.79	02/28/2018
Dill	05/08/07	30,000	60,000	(3)	—	38.22	05/08/2017
	02/28/08	—	45,000	(2)	—	25.79	02/28/2018
Gracey	02/11/01	40,000	—		—	37.13	02/11/2011
	02/25/02	40,000	—		—	36.51	02/25/2012
	02/24/03	50,000	—		—	21.05	02/24/2013
	02/20/04	50,000	—		—	33.17	02/20/2014
	04/22/05	45,000	—		—	42.60	04/22/2015
	02/22/06	45,000	—		—	33.02	02/22/2016
	02/28/08	—	45,000	(2)	—	25.79	02/28/2018
Koford	08/28/01	70,000	—		—	46.19	08/28/2011
	04/22/05	20,000	—		—	42.60	04/22/2015
	02/22/06	20,000	—		—	33.02	02/22/2016
	02/28/08	—	30,000	(2)	—	25.79	02/28/2018
Raplee	02/11/01	20,000	—		—	37.13	02/11/2011
	02/25/02	20,000	—		—	36.51	02/25/2012
	04/22/05	20,000	—		—	42.60	04/22/2015
	02/22/06	20,000	—		—	33.02	02/22/2016
	02/28/08	—	30,000	(2)	—	25.79	02/28/2018
Wiechart	02/11/01	20,000	—		—	37.13	02/11/2011
	02/25/02	20,000	—		—	36.51	02/25/2012
	04/22/05	20,000	—		—	42.60	04/22/2015
	02/22/06	20,000	—		—	33.02	02/22/2016
	02/28/08	—	30,000	(2)	—	25.79	02/28/2018

(1)	These options become exercisable on September 18, 2009.

(2)	These options become exercisable in three equal installments on February 28, 2009, February 28, 2010 and February 28, 2011.

(3)	These options become exercisable in two equal installments on May 8, 2009 and May 8, 2010.

		Stock Awards
						Equity Incentive
					Equity Incentive	Plan Awards: Market
					Plan Awards: Number	or Payout Value of
				Market Value of	of Unearned Shares,	Unearned Shares,
		Number of Shares or		Shares or Units of	Units or Other	Units or Other
	Stock Award	Units of Stock That		Stock That Have Not	Rights That Have	Rights That Have
Name	Grant Date	Have Not Vested		Vested	Not Vested	Not Vested
Carpenter	04/22/05	24,000	(1)	$548,160	$—	$—
	02/22/06	22,500	(2)	513,900	—	—
	09/18/06	18,000	(3)	411,120	—	—
	03/01/07	50,000	(4)	1,142,000	—	—
	02/28/08	50,000	(5)	1,142,000	—
	07/01/08	2,806	(6)	64,089	—
Dill	05/08/07	50,000	(7)	1,142,000	—	—
	02/28/08	22,500	(5)	513,900	—
	07/01/08	1,622	(6)	37,046	—
Gracey	04/22/05	24,000	(1)	548,160	—	—
	02/22/06	22,500	(2)	513,900	—	—
	03/01/07	22,500	(4)	513,900	—	—
	02/28/08	22,500	(5)	513,900	—	—
	07/01/06	301	(8)	6,875	—	—
	01/01/07	292	(9)	6,669	—	—
	07/01/07	280	(10)	6,395	—	—
	01/01/08	348	(11)	7,948	—
	07/01/08	383	(6)	8,747	—
Koford	04/22/05	13,333	(1)	304,526	—	—
	02/22/06	10,000	(2)	228,400	—	—
	03/01/07	10,000	(4)	228,400	—	—
	02/28/08	15,000	(5)	342,600	—	—
	01/01/06	828	(12)	18,912	—	—
	07/01/06	755	(8)	17,244	—	—
	01/01/07	711	(9)	16,239	—	—
Raplee	04/22/05	13,333	(1)	304,526	—	—
	02/22/06	10,000	(2)	228,400	—	—
	03/01/07	10,000	(4)	228,400	—	—
	02/28/08	15,000	(5)	342,600	—	—
Wiechart	04/22/05	13,333	(1)	304,526	—	—
	02/22/06	10,000	(2)	228,400	—	—
	03/01/07	10,000	(4)	228,400	—	—
	02/28/08	15,000	(5)	342,600	—	—

(1)	This one-time, special grant of restricted stock awards becomes unrestricted in equal installments on April 22, 2009 and April 22, 2010. With respect to the special restricted stock awarded to Messrs. Carpenter and Gracey, the vesting of the restricted shares also required the realization of certain predetermined performance criteria, which were met in 2005.

(2)	The restricted stock awards granted to the executives on February 22, 2006 became unrestricted on February 22, 2009, subject to the achievement of certain predetermined performance criteria, which were met in 2006.

(3)	The restricted stock awards granted to Mr. Carpenter on September 18, 2006 become unrestricted on September 18, 2009, subject to the achievement of certain predetermined performance criteria, which were met in 2007.

(4)	The restricted stock awards granted to the executives on March 1, 2007 become unrestricted on March 1, 2010, subject to the achievement of certain predetermined performance criteria, which have not currently been met.

(5)	The restricted stock awards granted to the executives on February 28, 2008 become unrestricted on February 28, 2011, subject to the achievement of certain predetermined performance criteria, which have not currently been met.

(6)	These shares of restricted stock purchased pursuant to the MSPP become unrestricted on July 1, 2011.

(7)	These restricted stock awards will become unrestricted on May 8, 2010.

(8)	These shares of restricted stock purchased pursuant to the MSPP become unrestricted on July 1, 2009.

(9)	These shares of restricted stock purchased pursuant to the MSPP become unrestricted on January 1, 2010.

(10)	These shares of restricted stock purchased pursuant to the MSPP become unrestricted on July 1, 2010.

(11)	These shares of restricted stock purchased pursuant to the MSPP become unrestricted on January 1, 2011.

(12)	These shares of restricted stock purchased pursuant to the MSPP became unrestricted on January 1, 2009.

Option Exercises and Stock Vested at Fiscal Year-End
The following table provides information for each NEO, on (1) stock option awards exercised during 2008, including the number of shares acquired upon exercise and the value realized, and (2) the number of shares acquired during 2008 upon the vesting of restricted stock awards and the value realized, each before payment of any applicable withholding tax and brokerage commission.

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired	Value Realized	Acquired	Value Realized
Name	on Exercise	On Exercise	on Vesting	on Vesting
Carpenter	—	$—	30,000	$852,300
Dill	—	—	—	—
Gracey	124,878	3,009,487	30,000	852,300
Koford	—	—	17,499	497,438
Raplee	—	—	16,666	473,509
Wiechart	—	—	16,666	473,509
Potential Payments upon Termination or Change-in-Control
The Company has entered into certain agreements and maintains certain plans that will require the Company to provide compensation to NEOs in the event of a termination of employment or a change in control of the Company. The amount of compensation payable to each NEO entitled to benefits if each situation occurred on December 31, 2008 is listed in the tables below.
Mr. Carpenter

				Termination
		Involuntary	Involuntary	Related to
Executive Benefits and		Termination	Termination	Change in		Death or
Payments upon Termination	Retirement	without Cause	for Cause	Control		Disability
Cash Payments	$—	$3,336,000 (1)	$—	$4,800,000	(2)	$—
Stock Options (unvested)	—	—	—	—		—
Restricted Stock (unvested)	—	—	—	3,821,269	(3)	—
Insurance Benefits	—	29,942 (4)	—	14,981	(5)	—
Excise Tax Gross-up	—	—	—	2,068,605	(6)	—

(1)	Reflects a severance payment of Mr. Carpenter’s base salary as of December 31, 2008 for 24 months after termination plus an amount equal to two times the last bonus payment made to Mr. Carpenter the prior fiscal year in accordance with the Carpenter Severance Agreement. The severance payment to Mr. Carpenter is payable in several installments.

(2)	Reflects a severance payment of three times the sum of (a) the rate of Mr. Carpenter’s normal annual compensation, which rate shall not be less than the highest rate in effect during the six-month period immediately prior to the change in control, plus (b) Mr. Carpenter’s target cash bonus amount, in accordance with the Change in Control Plan.

(3)	Reflects the intrinsic value of the outstanding, unvested restricted shares of Common Stock, which become vested in accordance with the LTIP in the event either (a) a surviving or acquiring entity does not assume such restricted shares or substitute similar awards for such restricted shares or (b) a surviving or acquiring entity assumes such restricted shares or substitutes such restricted shares with similar awards but Mr. Carpenter’s employment is terminated without cause or for good reason, as set forth in the LTIP.

(4)	Reflects the premiums for medical, dental, accidental death and dismemberment and life insurance benefits for a 24-month period in accordance with the Carpenter Severance Agreement.

(5)	Reflects the premiums for medical, dental and life insurance benefits for a 12-month period in accordance with the Change in Control Plan.

(6)	Reflects a payment of all excise taxes imposed under Section 4999 of the Internal Revenue Code and any income and excise taxes that are payable as a result of any reimbursements for Section 4999 excise taxes in accordance with the Carpenter Severance Agreement. This calculation assumes maximum federal and state income and Medicare tax rates and is based on a five-year average of earnings reported on Form W-2 for the tax years 2003 through 2007. The Company does not expect that any such excise taxes will be imposed.

Mr. Dill

				Termination
		Involuntary	Involuntary	Related to
Executive Benefits and		Termination	Termination	Change in		Death or
Payments upon Termination	Retirement	without Cause	for Cause	Control		Disability
Cash Payments	$—	$—	$—	$2,493,750	(1)	$—
Stock Options (unvested)	—	—	—	—		—
Restricted Stock (unvested)	—	—	—	1,692,947	(2)	—
Insurance Benefits	—	—	—	14,295	(3)	—
Excise Tax Gross-up	—	—	—	1,196,911	(4)	—
Mr. Gracey

					Termination
			Involuntary	Involuntary	Related to
Executive Benefits and			Termination	Termination	Change in		Death or
Payments upon Termination	Retirement		without Cause	for Cause	Control		Disability
Cash Payments	$525,500	(5)	$—	$—	$2,900,625	(1)	$—
Stock Options (unvested)	—		—	—	—		—
Restricted Stock (unvested)	1,518,860	(5)	—	—	1,064,435	(2)	—
Insurance Benefits	—		—	—	14,458	(3)	—
Excise Tax Gross-up	—		—	—	1,371,643	(4)	—
Ms. Koford

				Termination
		Involuntary	Involuntary	Related to
Executive Benefits and		Termination	Termination	Change in	Death or
Payments upon Termination	Retirement	without Cause	for Cause	Control	Disability
Cash Payments	$—	$—	$—	$1,920,000 (1)	$—
Stock Options (unvested)	—	—	—	—	—
Restricted Stock (unvested)	—	—	—	1,156,321 (2)	—
Insurance Benefits	—	—	—	14,157 (3)	—
Excise Tax Gross-up	—	—	—	—	—
Mr. Raplee

				Termination
		Involuntary	Involuntary	Related to
Executive Benefits and		Termination	Termination	Change in	Death or
Payments upon Termination	Retirement	without Cause	for Cause	Control	Disability
Cash Payments	$—	$—	$—	$1,896,000 (1)	$—
Stock Options (unvested)	—	—	—	—	—
Restricted Stock (unvested)	—	—	—	1,103,926 (2)	—
Insurance Benefits	—	—	—	14,132 (3)	—
Excise Tax Gross-up	—	—	—	—	—

Mr. Wiechart

				Termination
		Involuntary	Involuntary	Related to
Executive Benefits and		Termination	Termination	Change in	Death or
Payments upon Termination	Retirement	without Cause	for Cause	Control	Disability
Cash Payments	$—	$—	$—	$1,896,000 (1)	$—
Stock Options (unvested)	—	—	—	—	—
Restricted Stock (unvested)	—	—	—	1,103,926 (2)	—
Insurance Benefits	—	—	—	13,792 (3)	—
Excise Tax Gross-up	—	—	—	—	—

(1)	Reflects a severance payment of three times the sum of (a) the rate of the executive’s normal annual compensation, which rate shall not be less than the highest rate in effect during the six-month period immediately prior to the change in control, plus (b) the executive’s target cash bonus amount, in accordance with the Change in Control Plan.

(2)	Reflects the intrinsic value of the outstanding, unvested restricted shares of Common Stock, which become vested in accordance with the (i) LTIP in the event either (a) a surviving or acquiring entity does not assume such restricted shares or substitute similar awards for such restricted shares or (b) a surviving or acquiring entity assumes such restricted shares or substitutes such restricted shares with similar awards but the executive’s employment is terminated without cause or for good reason, as set forth in the LTIP, and (ii) MSPP.

(3)	Reflects the premiums for medical, dental, death and dismemberment, and life insurance benefits for a 12-month period in accordance with the Change in Control Plan.

(4)	Reflects a payment of all excise taxes imposed under Section 4999 of the Internal Revenue Code and any income and excise taxes that are payable as a result of any reimbursements for Section 4999 excise taxes in accordance with the Change in Control Plan. This calculation assumes maximum federal and state income and Medicare tax rates and is based on a five-year average of earnings reported on Form W-2 for the tax years 2003 through 2007. The Company does not expect that any such excise taxes will be imposed.

(5)	Mr. Gracey entered into a Retirement Agreement on August 21, 2008. As part of this agreement, Mr. Gracey is entitled to a lump sum cash payment of $552,500 payable on November 2, 2009 if he remains employed by the Company until April 30, 2009. In addition, the agreement provides that restricted shares granted to Mr. Gracey on April 22, 2005 and March 1, 2007 shall be unrestricted. Further, the agreement provides for the vesting of the stock options granted to Mr. Gracey on February 28, 2008.

Executive Severance and Restrictive Covenant Agreement with Mr. Carpenter
On December 11, 2008, LifePoint CSGP, LLC, a wholly-owned subsidiary of the Company (“LifePoint CSGP”), entered into an Amended and Restated Executive Severance and Restrictive Covenant Agreement (the “Carpenter Severance Agreement”) with William F. Carpenter III, the Company’s CEO. In the event that Mr. Carpenter is terminated by LifePoint CSGP (other than pursuant to a change in control as discussed below), the Carpenter Severance Agreement specifies the respective rights and obligations of LifePoint CSGP and Mr. Carpenter. The Carpenter Severance Agreement dated December 11, 2008 amended and restated the prior Executive Severance and Restrictive Covenant Agreement with Mr. Carpenter dated December 11, 2006 by adding provisions to comply with Section 409A of the Internal Revenue Code.
Pursuant to the Carpenter Severance Agreement, Mr. Carpenter continues to be employed at will and receives compensation in an amount determined by the Board of Directors or a committee thereof. The Carpenter Severance Agreement includes provisions that prohibit Mr. Carpenter from competing with or soliciting employees or consultants of the Company and its affiliates during his employment period and for a period of 24 months thereafter or disclosing confidential information of the Company and its affiliates. The Carpenter Severance Agreement imposes certain obligations on the Company upon the termination of Mr. Carpenter’s employment, including, if he is terminated without cause, the continuation of certain benefits for a period of 24 months and the payment of severance (in addition to his salary and any earned but unpaid bonus through the date of termination). Any such severance received by Mr. Carpenter would be conditioned upon Mr. Carpenter’s release of all claims against the Company and be paid in an amount equal to his then current base salary for a period of 24 months following the date of termination of his employment plus an amount equal to two times Mr. Carpenter’s bonus earned for the prior fiscal year, which bonus amount would be paid in equal amounts, ratably, over the 24-month period following the date of termination of his employment. The commencement of the severance payments may be delayed for a period of 6 months if such delay is required for compliance with Section 409A of the Internal Revenue Code. “Cause” is defined as (a) a material breach of the terms of the agreement or repeated failure to perform his duties in a manner reasonably consistent with the criteria established or directions given by the Board of Directors, (b) any action constituting fraud, self-dealing, embezzlement, or dishonesty, or (c) conviction of a crime involving moral turpitude or any felony. In the event of a breach by Mr. Carpenter of any of the restrictive covenants contained in the Carpenter Severance Agreement, Mr. Carpenter would forfeit additional severance payments from the date of the breach. The Carpenter Agreement does not alter the payments and benefits due to Mr. Carpenter in the event of his termination following a change in control of the Company, which are governed by the Company’s Change in Control Plan.
Retirement and Termination Arrangements
The Company maintains certain compensatory arrangements that are intended to provide payments to the NEOs upon their resignation or retirement. These include the Retirement Plan, which is a defined contribution retirement plan that is intended to be qualified under Section 401(a) of the Internal Revenue Code. Eligible employees may elect to contribute a portion of their compensation to the Retirement Plan, and the Company provides certain matching and other contributions. The retirement benefit is based solely on the contributions to each employee’s account and the investment of those contributions in the Retirement Plan.
Under the EPIP, upon the retirement of a participant in the EPIP during a period when performance goals of an award are achieved, the award may be paid in full or may be prorated based on the number of full months that lapsed in the performance period as of the date of the retirement, at the sole and absolute discretion of the Compensation Committee. Upon the death or disability of a participant in the EPIP, if the Company achieves the performance goals specified in an award, the participant in the EPIP will be eligible to receive payments under the award. Such award may be paid in full or may be prorated based on the number of full months that have elapsed in the performance period as of the date of the death or disability, at the sole and absolute discretion of the Compensation Committee. If, however, the Company fails to achieve the performance goals, the Compensation Committee may in its discretion pay all or a portion of the award.

Under the MSPP, if an NEO’s employment is terminated either for “cause” by the Company or for any reason by the executive, the executive forfeits all rights with respect to any restricted shares of Common Stock purchased under the MSPP, which are automatically cancelled, and has only an unfunded right to receive a cash payment equal to the lesser of (1) the fair market value of such shares on the executive’s last day of employment or (2) the aggregate base salary foregone by the executive as a condition of receiving such shares. If an NEO’s employment is terminated without “cause,” the executive will receive the lesser of such cash payments, with the Compensation Committee to have the sole discretion as to which of such amounts shall be payable. Under the MSPP, upon retirement of an NEO, the Compensation Committee shall determine, in its discretion, whether all outstanding restrictions with respect to shares of Common Stock purchased under the MSPP shall expire or whether the executive shall instead be treated as though the executive’s employment had been terminated by the Company without cause.
The Carpenter Severance Agreement provides that if Mr. Carpenter is involuntarily terminated, except for cause or in certain other circumstances, he is entitled to receive a severance payment in the amount of his base salary for 24 months after termination plus an amount equal to two times his earned but unpaid target cash bonus amount awarded under the EPIP, which bonus amount would be paid in equal amounts, ratably, over the 24-month period following the date of termination of his employment. Commencement of these severance payments may be delayed for a period of 6 months if such delay is required for compliance with Section 409A of the Internal Revenue Code. For more information about the Carpenter Severance Agreement, please refer to the section above entitled “EXECUTIVE COMPENSATION — Summary Compensation Table — Executive Severance and Restrictive Covenant Agreement with Mr. Carpenter.”
Change in Control Arrangements
The Company maintains the Change in Control Severance Plan (the “Change in Control Plan”) for certain corporate employees, including the NEOs. The Change in Control Plan provides benefits to those eligible corporate employees of the Company who (i) are terminated within 18 months of a change in control for any reason other than “cause” (as defined in the Change in Control Plan), (ii) are not offered a position by the Company or a successor entity that is substantially equivalent to the one held with the Company immediately prior to the change in control, or (iii) voluntary terminate employment within 18 months following a change in control because employment by the successor entity is modified so that the position is no longer “substantially equivalent” (as defined in the change in Control Plan) to the position immediately held prior to the change in control. Under these circumstances, the NEOs are entitled to receive a lump sum severance payment of three times the sum of the executive’s normal annual compensation, which rate shall not be less than the highest rate in effect during the six-month period immediately prior to the change in control, plus the target cash bonus amount that the executive would be eligible to receive in the year in which the change in control occurs, assuming all performance conditions were achieved. The Company will also provide each NEO with participation at no greater cost than prior to the change in control in medical, life, disability and similar benefit plans that were offered to similarly situated employees of the Company immediately prior to the change in control. If these benefits are provided pursuant to continuation rights pursuant to Part 6 of Title I of the Employee Retirement Income Security Act of 1974, the Company will waive all premiums that would otherwise be due by the executive at the time of severance for 12 months. In addition, each participant is indemnified against excise taxes that are imposed on change in control payments under Section 4999 of the Internal Revenue Code. Benefits under this plan are offset by any other payments that the participant is entitled to receive under any other agreement, plan or arrangement upon a change in control of the Company.

The LTIP provides for full vesting of outstanding awards granted to employees, including the NEOs, following a change in control to the extent the rights under such awards have not been previously forfeited. Full vesting will only occur if (1) the successor entity does not assume the awards or provide similar awards to replace the awards issued under the LTIP, or (2) employment is terminated within 18 months after the change in control by the successor entity without cause or by the employee because the position offered by the successor is not substantially equivalent to the one held with the Company immediately prior to the change in control.
Under the EPIP, if a change in control occurs during a period when performance goals of an award are not achieved, the Compensation Committee, in its discretion, may authorize payment to a participant in the EPIP of the target bonus amount, or a portion of such amount, that would be payable under an award. The payment of the awards will be made, at the discretion of the Compensation Committee, after the end of the performance period or the change in control.
Under the MSPP, upon a change in control, restricted shares of Common Stock purchased under the MSPP become unrestricted.

COMPENSATION OF DIRECTORS
Certain information concerning the compensation of directors for 2008 is set forth in the table below.

				Change in
				Pension
				Value and
				Non-qualified
	Fees Earned		Non-Equity	Deferred
	or	Stock	Incentive Plan	Compensation	All Other
Name(1)	Paid in Cash(2)	Awards(3)	Compensation	Earnings	Compensation	Total
Gregory T. Bier	$91,667	$198,555	$—	$—	$—	$290,222
Richard H. Evans	85,000	190,329	—	—	—	275,329
DeWitt Ezell, Jr.	75,000	190,329	—	—	—	265,329
Michael P. Haley	75,000	221,074	—	—	—	296,074
Marguerite W. Kondracke	75,000	184,192	—	—	—	259,192
John E. Maupin, Jr.	83,000	190,329	—	—	—	273,329
Owen G. Shell, Jr.	200,000 (4)	190,329	—	—	—	390,329

(1)	Mr. Carpenter, the Company’s CEO, does not receive compensation for serving as a member of the Board of Directors.

(2)	Includes deferred stock units granted under the Directors Plan in the following amounts: Mr. Shell, $51,562.50 and Dr. Maupin, $4,687.50. Under the Directors Plan, non-employee directors may elect to defer payment of all or any part of their directors’ fees. For each term of the Board of Directors (beginning on the date of an annual meeting of stockholders and ending on the date immediately preceding the next annual meeting of stockholders), a non-employee director may elect to receive, in lieu of all or any portion (in multiples of 25%) of his or her annual retainer payable for such term, a deferred stock unit award pursuant to the Directors Plan. Such an election applies to the number of deferred stock units determined by dividing (a) the additional annual retainer amount that would have been payable to the non-employee director in cash in the absence of his or her election, by (b) the fair market value of a share of Common Stock on the date of grant.

(3)	Reflects the fair value for restricted stock awards granted under the Directors Plan, in accordance with SFAS 123R. The assumptions used in calculating the accrued values are set forth in Note 9 to the Company’s financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

On July 1, 2005, May 8, 2007 and May 14, 2008, all incumbent directors received an annual grant of 3,500 shares of restricted stock.

On April 22, 2005, Mr. Haley also received 7,000 shares of restricted stock granted under the Directors Plan upon his commencement of service as a director.

On November 6, 2007, Ms. Kondracke received 3,500 shares of restricted stock granted under the Directors Plan upon her commencement of service as a director.

On February 18, 2008, Mr. Bier received 3,500 shares of restricted stock granted under the Directors Plan upon his commencement of service as a director.

The grant date fair value of these restricted stock awards, computed in accordance with SFAS 123R and based on the Common Stock closing prices of $42.60 on April 21, 2005, $50.54 on June 30, 2005, $38.22 on May 7, 2007, $28.75 on November 5, 2007, $24.26 on February 15, 2008 and $32.47 on May 13, 2008, was as follows:

	Shares of	Grant Date Fair
Name	Restricted Stock	Value
Bier	7,000	$198,555
Evans	10,500	424,305
Ezell	10,500	424,305
Haley	17,500	722,505
Kondracke	7,000	214,270
Maupin	10,500	424,305
Shell	10,500	424,305

(4)	Mr. Shell receives $125,000 annually for serving as the non-executive Chairman of the Board of Directors in addition to the annual cash retainer of $75,000 for serving as a director.

On an annual basis following the Annual Meeting, the Board of Directors, upon recommendation of the Compensation Committee, determines the compensation payable to non-employee members of the Board of Directors for the term beginning on the date of the prior year’s annual meeting of stockholders and ending on the date immediately preceding the next annual meeting of stockholders. The compensation consultants provided the Compensation Committee with information on peer comparisons for director compensation, including a methodology overview, total board compensation, board-only compensation and equity grants, committee service compensation and initial equity grants. The compensation consultants also reported on current trends in director compensation, recent changes adopted at peer group companies and the assumptions used by the compensation consultants in determining the annual retainer amount.
On May 14, 2008, the Board of Directors, upon recommendation of the Compensation Committee, approved an annual cash retainer of $75,000 payable to non-employee directors and an annual cash retainer of $125,000 payable to the non-executive Chairman of the Board of Directors for the term beginning on the date of the 2008 annual meeting of stockholders and ending on the date immediately preceding the Annual Meeting. An additional cash retainer of (i) $20,000 per year will be payable to the Chair of the Audit and Compliance Committee, (ii) $10,000 per year will be payable to the Chair of the Compensation Committee and (iii) $8,000 per year will be payable to the Chair of the Corporate Governance and Nominating Committee. There are no meeting fees paid. Each of the foregoing annual fees is paid in four quarterly pro-rata installments. Directors are also reimbursed for expenses incurred relating to attendance at Board and committee meetings.
Also on May 14, 2008, pursuant to the Directors Plan, the Board of Directors, upon recommendation of the Compensation Committee, approved the grant of 3,500 restricted stock awards to each of the members of the Board of Directors who are not employees of the Company or any of its subsidiaries. These awards will be fully vested and no longer subject to forfeiture upon the earliest of any of the following conditions to occur: (1) six months and one day following the date of grant; (2) the death or disability of the non-employee director; or (3) a “change in control” (as defined in the Directors Plan) of the Company. Generally, such awards will be forfeited in their entirety if the individual ceases to serve as a director of the Company on the day prior to the Annual Meeting. The non-employee director’s receipt of shares of Common Stock pursuant to the restricted stock award is deferred until the first business day following the earliest to occur of (1) the third anniversary of the date of grant, or (2) the date the non-employee director ceases to be a member of the Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The tables below set forth certain information as of December 31, 2008 (unless otherwise indicated) regarding beneficial ownership of Common Stock by (1) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (2) each director, nominee for director and NEO of the Company who owns Common Stock and (3) all directors and executive officers as a group. As of December 31, 2008, there were 53,440,853 shares of Common Stock outstanding. Except as otherwise indicated, the beneficial owners listed below have sole voting and investment power with respect to all shares owned by them, except to the extent such power is shared by a spouse under applicable law.
Security Ownership of Certain Beneficial Owners

	Amount and Nature of
Name and Address of Beneficial Owner	Beneficial Ownership		Percent of Class
FMR LLC	6,138,579	(1)	11.42%
82 Devonshire Street Boston, Massachusetts 02109
Letko, Brosseau & Associates Inc.	5,241,735	(2)	9.81%
1800 McGill College Avenue, Suite 2510 Montreal, Quebec H3A 3J6 Canada
BlackRock, Inc.	3,124,904	(3)	5.85%
40 East 52nd Street New York, NY 10022
T. Rowe Price Associates, Inc.	2,977,225	(4)	5.4%
100 E. Pratt Street Baltimore, Maryland 21202

(1)	As reported in the Schedule 13G filed on February 17, 2009 with the SEC, the beneficial owner claims to have sole voting power with respect to 293,885 shares of Common Stock and sole dispositive power with respect to 6,138,579 shares of Common Stock.

(2)	As reported in the Schedule 13G filed on February 12, 2009 with the SEC, the beneficial owner claims to have sole voting power with respect to 5,241,735 shares of Common Stock and sole dispositive power with respect to 5,241,735 shares of Common Stock.

(3)	As reported in the Schedule 13G filed on February 10, 2009 with the SEC, the beneficial owner claims to have shared voting power with respect to 3,124,904 shares of Common Stock and shared dispositive power with respect to 3,124,904 shares of Common Stock.

(4)	As reported in the Schedule 13G filed on February 12, 2009 with the SEC, the beneficial owner claims to have sole voting power with respect to 341,508 shares of Common Stock and sole dispositive power with respect to 2,977,225 shares of Common Stock.

Security Ownership of Management and Directors

	Amount and Nature of
	Beneficial
Name of Beneficial Owner	Ownership(1)		Percent of Class
William F. Carpenter III	870,088	(2)(3)	1.63%
William M. Gracey	435,420	(2)(4)	*
Michael A. Wiechart	197,017	(2)	*
Joné Law Koford	186,385	(2)	*
R. Scott Raplee	154,188	(2)	*
David M. Dill	126,305	(2)(5)	*
DeWitt Ezell, Jr.	55,133	(6)	*
Owen G. Shell, Jr.	43,103	(6)	*
Richard H. Evans	35,186	(6)	*
John E. Maupin, Jr.	34,546	(6)	*
Michael P. Haley	21,583	(6)	*
Gregory T. Bier	8,200	(6)	*
Marguerite W. Kondracke	7,000	(6)	*
Directors and executive officers as a group (16 persons)	2,318,363		4.34%

*	Less than one percent.

(1)	In computing the number of shares beneficially owned by an individual and the percentage ownership of that individual, shares of Common Stock underlying options held by that individual that are currently exercisable, or will become exercisable within 60 days from December 31, 2008, are deemed outstanding. The total number of shares of Common Stock underlying options, pursuant to which such individuals have rights to acquire beneficial ownership of Common Stock within 60 days from December 31, 2008, is as follows:

Shares
Underlying
Name	Options
Carpenter	565,672
Gracey	285,000
Wiechart	130,000
Koford	120,000
Raplee	90,427
Dill	45,000
Maupin	19,646
Ezell	17,835
Evans	16,606
Shell	11,000

(2)	The ownership given for each individual includes shares of Common Stock indirectly owned through the Retirement Plan as set forth in the table below.

Shares Owned
Through
Name	Retirement Plan
Carpenter	1,631
Dill	342
Gracey	3,428
Koford	1,156
Raplee	3,112
Wiechart	2,637

Further, the ownership for each individual includes restricted stock awards granted on April 22, 2005 under the LTIP as set forth in the table below. One-third of these shares are unrestricted and generally, the remaining shares of restricted stock become unrestricted in two equal installments on April 22, 2009 and April 22, 2010 and, with respect to Messrs. Carpenter and Gracey, upon realization of certain predetermined performance criteria which have been met.

Shares of
Name	Restricted Stock
Carpenter	36,000
Gracey	36,000
Koford	20,000
Raplee	20,000
Wiechart	20,000

The ownership for each individual includes restricted stock awards granted on February 22, 2006 under the LTIP as set forth in the table below. These shares of restricted stock became unrestricted on February 22, 2009. With respect to Messrs. Carpenter and Gracey, vesting was also conditioned upon realization of certain predetermined performance criteria.

Shares of
Name	Restricted Stock
Carpenter	22,500
Gracey	22,500
Koford	10,000
Raplee	10,000
Wiechart	10,000

The ownership for each individual includes restricted stock awards granted on March 1, 2007 under the LTIP as set forth in the table below. Generally, these shares of restricted stock become unrestricted on March 1, 2010 if certain predetermined performance criteria have been satisfied.

Shares of
Name	Restricted Stock
Carpenter	50,000
Gracey	22,500
Koford	10,000
Raplee	10,000
Wiechart	10,000

In addition, the ownership for each individual includes restricted stock awards granted on February 22, 2008 under the LTIP as set forth in the table below. Generally, these shares of restricted stock will become unrestricted on February 22, 2011 if certain predetermined performance criteria have been satisfied.

Shares of
Name	Restricted Stock
Carpenter	50,000
Dill	22,500
Gracey	22,500
Koford	15,000
Raplee	15,000
Wiechart	15,000

(3)	The ownership for Mr. Carpenter includes 18,000 shares of restricted stock awards granted on September 18, 2006. Generally, the shares become unrestricted on September 18, 2009, subject to the achievement of certain predetermined performance criteria, which were met in 2007.

(4)	The ownership for Mr. Gracey includes 111 shares of Common Stock owned by Mr. Gracey’s wife, as to which he disclaims beneficial ownership.

(5)	The ownership for Mr. Dill includes 50,000 restricted stock awards granted on May 8, 2007 under the LTIP. Generally, the shares of restricted stock become unrestricted on May 8, 2010.

(6)	The ownership for each individual includes 3,500 restricted stock awards granted on May 9, 2006 under the Directors Plan. These shares became unrestricted on May 7, 2007 with a deferred settlement date on May 9, 2009.

The ownership for each individual includes 3,500 restricted stock awards granted on May 9, 2007 under the Directors Plan. These shares became unrestricted on May 12, 2008 with a deferred settlement date on May 9, 2010.

The ownership for each individual includes 3,500 restricted stock awards granted on May 14, 2008 under the Directors Plan. These shares became unrestricted on November 15, 2008 with a deferred settlement date on May 16, 2011.

Further, the ownership for each individual includes deferred stock units, granted under the Directors Plan, payable in shares of Common Stock as follows:

Deferred
Name	Stock Units
Evans	1,080
Ezell	2,274
Maupin	3,886
Shell	4,603

AUDIT AND COMPLIANCE COMMITTEE REPORT
The Audit and Compliance Committee consists entirely of independent directors in accordance with the NASDAQ and SEC audit committee structure and membership requirements. The Audit and Compliance Committee has certain duties and powers as described in its written Charter adopted by the Board. A copy of this Charter is available under the “Corporate Governance” section of the Company’s website, www.lifepointhospitals.com.
In performing its functions, the Audit and Compliance Committee acts primarily in an oversight capacity. The Audit and Compliance Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for preparing financial statements and reports and implementing internal control over financial reporting, and the work and assurances of the Company’s independent registered public accounting firm, which reviews quarterly and audits annually the Company’s financial statements. In addition, the Audit and Compliance Committee relies on the Company’s independent registered public accounting firm, which expresses an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles and an opinion on the effectiveness of internal control over financial reporting.
The Audit and Compliance Committee selected Ernst & Young LLP as the Company’s independent registered public accounting firm for 2008. This selection was subsequently approved by the Board of Directors and was ratified by the Company’s stockholders at the annual meeting of stockholders held on May 13, 2008.
The Audit and Compliance Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2008 with the Company’s management and Ernst & Young LLP. The Audit and Compliance Committee has also discussed with Ernst & Young LLP the matters required to be discussed by Statement of Auditing Standards No. 114 (“SAS 114” or “AU 380”), as modified or supplemented, “Communication with Audit Committees.”
The Audit and Compliance Committee has also received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the auditors the auditors’ independence.
In reliance on these reviews and discussions, and the report of Ernst & Young LLP, the Audit and Compliance Committee recommended to the Board of Directors, and the Board of Directors determined, that the audited financial statements be included for filing with the SEC in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.
AUDIT AND COMPLIANCE COMMITTEE
Gregory T. Bier, Chair(1)
Richard H. Evans
DeWitt Ezell, Jr.
Michael P. Haley
Marguerite W. Kondracke (2)
John E. Maupin, Jr., D.D.S.
Owen G. Shell, Jr.
Dated: March 24, 2009

(1)	Mr. Bier joined the Audit and Compliance Committee effective February 18, 2008.

(2)	During 2008, Ms. Kondracke served as a member of the Audit and Compliance Committee from January 1, 2008 through May 14, 2008. Effective December 9, 2008, Ms. Kondracke was reappointed as a member of the Audit and Compliance Committee.

FEES AND SERVICES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Fees Paid to the Independent Registered Public Accounting Firm
The table below provides information concerning fees for services rendered by Ernst & Young LLP during the last two fiscal years. The nature of the services provided in each such category is described following the table.

	Amount of Fees
Description of Fees	2007	2008
Audit Fees	$1,967,392	$1,855,365
Audit-Related Fees	35,400	30,000
Tax Fees	143,242	125,184
All Other Fees	152,430	—

Total	$2,298,464	$2,010,549

Audit Fees — These fees were primarily for professional services rendered by Ernst & Young LLP in connection with the audit of the Company’s consolidated annual financial statements, audit of internal control over financial reporting (pursuant to Section 404 of Sarbanes-Oxley) and reviews of the interim condensed consolidated financial statements included in the Company’s quarterly reports on Form 10-Q for the first three fiscal quarters of the fiscal years ended December 31, 2007 and 2008. The fees also include separate opinion audits of certain subsidiaries, as well as comfort letters and consents related to SEC filings.
Audit-Related Fees — These fees were primarily for services rendered by Ernst & Young LLP for matters such as consultation on accounting and reporting standards.
Tax Fees — These fees were for services rendered by Ernst & Young LLP for assistance with tax compliance regarding tax filings and also for other tax advice and consulting services.
All Other Fees — Other fees paid to Ernst & Young LLP include consulting fees relating to independent review of organization billing, Medicare cost reporting software, and other services as requested by the Audit and Compliance Committee.
The Audit and Compliance Committee has reviewed the fees detailed above and considers the provision of the described services to be compatible with maintaining the independence of Ernst & Young LLP. None of these services are of a type that was prohibited under the independent registered public accounting firm independence standards of the SEC.
Pre-approval of Services Performed by the Independent Registered Public Accounting Firm
The Audit and Compliance Committee has implemented procedures to ensure the pre-approval of all audit, audit-related, tax and other services performed by the Company’s independent registered public accounting firm. These procedures require that the Audit and Compliance Committee approve all services prior to the commencement of work. Unless the specific service has been pre-approved with respect to that year, the Audit and Compliance Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit and Compliance Committee has delegated to Mr. Bier, the Chair of the Audit and Compliance Committee, pre-approval authority with respect to audit or permitted non-audit services (in an amount not to exceed $20,000 in each instance) to be provided by Ernst & Young LLP, subject to ratification of such pre-approval by the Audit and Compliance Committee at its next scheduled meeting. On a quarterly basis, the Audit and Compliance Committee reviews a summary listing of all service fees, along with a reasonably detailed description of the nature of the engagement of Ernst & Young LLP. The Audit and Compliance Committee pre-approved in accordance with the regulations of the SEC all audit, audit-related, tax and other services performed by Ernst & Young LLP during 2008. The Audit and Compliance Committee considered and determined that the provision of non-audit services by Ernst & Young LLP during 2008 was compatible with maintaining auditor independence.

PROPOSAL 2:	RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s Audit and Compliance Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for 2009. Ernst & Young LLP has audited the Company’s financial statements since 1999 and is considered by management to be well-qualified.
We are asking our stockholders to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. Ratification is not required by the By-Laws or otherwise; however, the Board of Directors is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. If the selection of Ernst & Young LLP is not ratified by the stockholders, the selection of an independent registered public accounting firm will be determined by the Audit and Compliance Committee after careful consideration of any information submitted by the stockholders.
Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make any statement they consider appropriate and to respond to any appropriate stockholders’ questions at that time.
Your Board of Directors Recommends a Vote “FOR” Proposal 2

PROPOSAL 3:	REAPPROVAL OF THE ISSUANCE OF COMMON STOCK UNDER THE COMPANY’S MANAGEMENT STOCK PURCHASE PLAN

The Company’s Management Stock Purchase Plan (the “MSPP”) has been approved by the Company’s stockholders and is administered by the Board of Directors. As originally approved, the MSPP had a ten year term which would expire on May 11, 2009.
On March 24, 2009, the Board of Directors amended the MSPP to continue its term indefinitely and make the Company’s ability to prospectively issue shares of Common Stock under the MSPP subject to the approval of the Company’s stockholders. The approval sought in this Proposal 3 would permit the Company to issue shares of Common Stock under the MSPP until such time that additional stockholder approval would be required by any law, regulation or stock exchange requirement. At such time as stockholder approval would be required, the issuance of shares of Common Stock under the MSPP would cease unless the Company’s stockholders reapprove continued grants at that time. This Proposal 3 will not affect the rights of MSPP participants who have already purchased shares of Common Stock subject to restrictions — such restrictions will lapse in accordance with the terms of the MSPP and any governing award agreement, irrespective of whether approval from the stockholders is attained.
Required Vote
Upon the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote upon Proposal 3, the Company will be permitted to issue shares of Common Stock under the MSPP until such time that additional stockholder approval would be required by any law, regulation or stock exchange requirement.
General Description of MSPP
The following description of the MSPP is qualified in its entirety by the text of (i) the MSPP, (ii) the amendment to the MSPP approved by stockholders on May 13, 2008 increasing the number of shares of Common Stock available for issuance under the MSPP, (iii) the amendment to the MSPP dated December 11, 2008 for compliance with Section 409A of the Internal Revenue Code, and (iv) the amendment to the MSPP dated March 24, 2009, described above.
Summary. The MSPP provides participants an opportunity to purchase restricted shares of Common Stock at a discount though payroll deductions. It is administered by the Compensation Committee of the Board of Directors. The MSPP will continue indefinitely until its shares are depleted or it is terminated by the Board of Directors. Future issuance of restricted shares of Common Stock under the MSPP, however, is conditioned upon approval from the Company’s stockholders. A total of 325,000 shares of Common Stock have been authorized for issuance in accordance with the MSPP.
Awards. Participants in the MSPP are granted an option on January 1 of each year (the “Grant Date”) to purchase restricted shares of Common Stock on June 30 and December 31 of the same year (each an “Exercise Date”). The purchase price for each restricted share of Common Stock subject to the options equals 75% of the average closing price of Common Stock on The NASDAQ Stock Market for all trading days since the immediately preceding Exercise Date (the “Exercise Price”). The number of restricted shares of Common Stock granted under an option is based on the amount that a participant agrees to ratably forgo throughout the year pursuant to an irrevocable salary reduction agreement executed by the participant prior to the Grant Date. Specifically, the number of restricted shares of Common Stock subject to a participant’s option will equal the total salary reductions elected by the participant divided by the Exercise Price. The Compensation Committee set a limit of 15% as the maximum percentage of a participant’s salary that may be subject to a salary reduction agreement. Generally, upon a termination of employment prior to an Exercise Date, all salary reductions reserved for purchasing restricted shares will be returned to the participant.
Exercise. Each eligible employee electing to participate in the MSPP must pay the purchase price in advance through salary reductions. Generally, any amounts remaining after deducting the Exercise Price of the restricted shares of Common Stock purchased on an Exercise Date will be refunded to the employee. Options that are not exercised terminate on the Exercise Date. The Company retains all proceeds from the sale of stock under the MSPP for general corporate purposes.
Restrictions on Purchased Shares. The restrictions placed on the shares of Common Stock purchased under an option expire on the first day of the month that follows the third anniversary of the Exercise Date on which they were purchased (the “Restricted Period”). During the Restricted Period, a participant will have all rights of a stockholder with respect to the purchased shares, including the right to receive dividends and the right to vote the shares. The participant, however, is not entitled to delivery of the stock certificate during the Restricted Period, and none of the shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of (except by will or laws of descent and distribution). In addition, participants may be required to forfeit all shares subject to restriction if the participant’s employment with the Company is terminated during the Restricted Period. If the participant’s employment is terminated by the Company for cause or by the participant for any reason during the Restricted Period, all shares purchased are cancelled, and the participant has an unfunded right to receive from the Company a cash payment equal to the lesser of (i) the fair market value of the restricted shares on the participant’s last day of employment, or (ii) the aggregate salary reductions foregone by the participant as a condition of receiving the shares. If the Company terminates the participant’s employment without cause, the shares subject to restriction are forfeited, and the Compensation Committee will determine, in its discretion, which of the two amounts will be paid to the participant, irrespective of which represents the lesser amount. Upon the death or disability of a participant during the Restricted Period or upon a change in control of the Company, all restrictions lapse. Finally, upon a participant’s retirement, the Compensation Committee, in its discretion, will determine whether to allow the restrictions to lapse or treat the termination of employment as a termination by the Company without cause.
Alternative Awards. If the Compensation Committee determines in its discretion during the Restricted Period that the Company could lose its federal income tax deduction upon the future lapsing of the restrictions because of the application of Section 162(m) of the Internal Revenue Code, the Compensation Committee may convert the purchased restricted shares into restricted share units. Payment of restricted share units will be postponed until a future time when the deduction will not be lost. Payment of restricted share units will be the same as if restricted shares were granted instead of the restricted share units. During the time a participant holds a restricted share unit, the participant will be credited with dividend equivalents that are converted into additional restricted share units.
Eligibility. The Compensation Committee designates, in its sole and absolute discretion, those employees who are eligible to participate in the MSPP. As of the date of this Proxy Statement, approximately 275 employees were eligible to participate.
Adjustments. If an option granted under the MSPP is forfeited, the shares of Common Stock subject to the option will be available for additional grants under the MSPP. Further, if shares of Common Stock are forfeited during the period in which they are restricted, such shares will also be available for additional grants under the MSPP. The number of shares of Common Stock available under the MSPP is subject to adjustment in the event of any stock split, stock dividend, recapitalization or other similar action.
MSPP Amendment. The Board of Directors may amend the MSPP at any time. However, any amendment that requires stockholder approval for the MSPP to continue to comply with any law, regulation or stock exchange requirement will not be effective until approved by the requisite vote of stockholders.
New Plan Benefits
Upon approval by the Company’s stockholders, the Company’s ability to prospectively issue shares of Common Stock under the MSPP will be extended until such time that additional stockholder approval would be required by any law, regulation or stock exchange requirement. No other features of the MSPP will change.

Federal Income Tax Consequences
Generally, neither the grant nor the exercise of the options under the MSPP will result in taxable income to a participating employee or a tax deduction to the Company. Upon the lapse of restrictions on the purchased shares, however, a participant will recognize ordinary compensation income equal to the fair market value of the Common Stock at the time the restrictions lapse. The employee’s basis in the Common Stock following the lapse of restrictions is the fair market value of the Common Stock at the time of the lapse. Any subsequent disposition of the Common Stock by the participant will be subject to tax on the capital gain, if any, of the amount realized in excess of the basis.
A participant can make an election under Section 83(b) of the Internal Revenue Code to be taxed at the time of the option exercise on the difference between the fair market value of the Common Stock on the Date of Exercise and the Exercise Price. Any subsequent sale of stock that is acquired after the restrictions lapse is subject to capital gains treatment.
Generally, at the same time a participant recognizes ordinary compensation income, the Company will receive the benefit of a tax deduction in the same amount, absent any limitation on the deduction under any provision of the Internal Revenue Code.
The federal income tax consequences described in this section are based on United States laws and regulations in effect as of the date of this Proxy Statement, and there is no assurance that the laws and regulations will not change in the future and affect the tax consequences of the matters discussed in this section.
Your Board of Directors Recommends a Vote “FOR” Proposal 3

PROPOSAL 4:	REAPPROVAL OF THE ISSUANCE OF AWARDS UNDER THE COMPANY’S OUTSIDE DIRECTORS STOCK AND INCENTIVE COMPENSATION PLAN

The Company’s Outside Directors Stock and Incentive Compensation Plan (the “Directors Plan”) has been approved by the Company’s stockholders and is administered by the Board of Directors. As originally approved, the Directors Plan had a ten year term which would expire on May 11, 2009.
On March 24, 2009, the Board of Directors amended the Directors Plan to continue its term indefinitely and make the Company’s ability to prospectively grant awards under the Directors Plan subject to the approval of the Company’s stockholders. The approval sought in this Proposal 4 would permit the Company to make awards under the Directors Plan until such time that additional stockholder approval would be required by any law, regulation or stock exchange requirement. At the expiration of this period, the grant of any awards under the Directors Plan would cease unless the Company’s stockholders reapprove continued grants at that time.
Required Vote
Upon the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote upon Proposal 4, the Company will be permitted to grant awards under the Directors Plan.
General Description of Directors Plan
The following description of the Directors Plan is qualified in its entirety by the text of the Directors Plan and the amendment to the Directors Plan, dated March 24, 2009, described above.
Summary. The Directors Plan has been approved by the Company’s stockholders and is administered by the Board of Directors. To date, 375,000 shares of Common Stock have been reserved for issuance under the Directors Plan.
Purpose. The purpose of the Directors Plan is to encourage the ownership of an equity interest in the Company by the members of its Board of Directors, to provide an incentive to such directors to continue to serve the Company and to aid the Company in attracting and retaining qualified candidates for the Board of Directors.
Types of Awards. Under the Directors Plan, the Board of Directors may grant Nonqualified Options, restricted stock and deferred stock unit awards. A deferred stock unit award is the right to receive in the future a certain number of shares of Common Stock. The Board of Directors has previously granted each of the three types of awards available under the Directors Plan.
Terms and Restrictions. Awards under the Directors Plan may only be made to members of the Board of Directors who are not employees of the Company or an affiliate (each, a “Non-Employee Director”). Such awards may be made by the Board of Directors in its discretion (i) at the time an individual commences services as a Non-Employee Director, and (ii) on the first business day of each annual term of the Board of Directors. The Board of Directors determines the number of shares subject to the awards made under the Directors Plan. Options under the Directors Plan are exercisable at the fair market value of Common Stock on the date of grant and expire ten years thereafter or, if sooner, upon the termination of the Non-Employee Director’s service (as described below).
The Directors Plan further provides that Non-Employee Directors may elect to receive, in lieu of any portion of their annual retainer (in multiples of 25%), a deferred stock unit award. A deferred stock unit award represents the right to receive a specified number of shares of Common Stock. The shares are paid, subject to the election of the Non-Employee Director, either two years following the date of the award or at the end of the director’s service on the Board of Directors. The number of shares of Common Stock to be paid under a deferred stock unit award is equal to the value of the cash retainer that the Non- Employee Director has elected to forego, divided by the fair market value of Common Stock on the date of the award.

Upon the occurrence of a change in control of the Company (as defined in the Directors Plan), each outstanding award shall become fully vested, and any options will be immediately exercisable. Transfers of options that are granted under the Directors Plan are limited to (i) gifts made by a Non-Employee Director to an appropriate family member with consent of the Board of Directors, and (ii) transfers made upon death. Options granted under the Directors Plan are exercisable for a period of six months following the death or disability of a Non-Employee Director to the extent that they were otherwise exercisable. If a Non-Employee Director’s service on the Board of Directors terminates for any other reason, options will be exercisable for a period of 90 days to the extent that they were otherwise exercisable.
Exercise. In general, payment for stock purchased on the exercise of options granted under the Directors Plan must be made in full at the time the option is exercised. Payment may be made in cash or through certain cashless exercises or other similar arrangements provided, however, that the Company has not permitted cashless exercises by directors through broker-assisted trades since the promulgation of Sarbanes-Oxley.
Eligibility. All Non-Employee Directors of the Company are eligible to receive awards under the Directors Plan.
Adjustments. If any award under the Directors Plan is forfeited, cancelled or terminated without having been exercised in full, the shares of Common Stock not issued or transferred will be available for additional grants. The number of shares of Common Stock available under the Directors Plan is subject to adjustment in the event of any stock split, stock dividend, recapitalization or other similar action.
Plan Amendment. The Board of Directors may amend the Directors Plan at any time. Pursuant to the NASDAQ marketplace rules, stockholder approval is required for any “material amendment” to the Directors Plan.
New Plan Benefits
Upon approval by the Company’s stockholders, the Company’s ability to prospectively issue awards under the Directors Plan will be extended until such time that additional stockholder approval would be required by any law, regulation or stock exchange requirement. No other features of the Directors Plan will change.
Federal Income Tax Consequences
Tax consequences to the Company and to directors receiving awards will vary with the type of award. Generally, a director will not recognize income, and the Company is not entitled to take a deduction, upon the grant of an option, a deferred stock unit award or a restricted stock award. A director will be taxed at the time he or she exercises an option on the difference between the exercise price and the fair market value of Common Stock at the time of exercise. This difference is taxed as ordinary compensation income. The director’s tax basis in Common Stock acquired through an option is the exercise price plus the amount of taxable income that is recognized. Any subsequent gain or loss on the sale of Common Stock acquired through an option is subject to capital gains tax treatment. Reduced capital gains rates apply if the Common Stock is held for at least 12 months after exercise.
A director will recognize ordinary income on the fair market value of the Common Stock at the time shares of Common Stock are paid under a deferred stock unit award. Any subsequent gain or loss on the sale of the Common Stock is subject to capital gains tax treatment. Reduced capital gains rates apply if the Common Stock is held for at least 12 months after the shares are paid under the award.
A director will recognize ordinary income on the fair market value of the Common Stock at the time shares of restricted stock become vested. The director may elect, however, to be taxed at the time restricted stock is granted under Section 83(b) of the Internal Revenue Code. Any subsequent gain or loss on the sale of the Common Stock is subject to capital gains tax treatment. Reduced capital gains rates apply if the Common Stock is held for at least 12 months after the shares become vested or, if the director makes a

Section 83(b) election, the date of the restricted stock award grant. A further rate reduction is available if the Common Stock is held for five years.
The Company does not obtain a tax deduction upon the grant of options, deferred stock unit awards or the award of restricted stock. The Company generally is allowed to deduct from its taxable income an amount that corresponds to the ordinary income a director recognizes with respect to options, deferred stock unit awards or restricted stock at the same time the income is recognized by the director.
The Federal income tax consequences described in this section are based on United States laws and regulations in effect as of the date of this Proxy Statement, and there is no assurance that the laws and regulations will not change in the future and affect the tax consequences of the matters discussed in this section.
Your Board of Directors Recommends a Vote “FOR” Proposal 4

PROPOSAL 5:	REAPPROVAL OF THE COMPANY’S EXECUTIVE PERFORMANCE INCENTIVE PLAN

In order to maintain the LifePoint Hospitals, Inc. Executive Performance Incentive Plan (the “EPIP”), the Company is required by Section 162(m) of the Internal Revenue Code to submit the EPIP to the Company’s stockholders for consideration and approval once every five years. On June 15, 2004, the stockholders of the Company approved the EPIP. The EPIP provides for cash incentive bonuses to participants that are deductible by the Company for federal tax purposes upon the achievement of performance goals established annually by the Compensation Committee of the Board of Directors. In addition, for any awards under the Company’s Amended and Restated 1998 Long Term Incentive Plan (other than stock options or stock appreciation rights) that the Committee intends to qualify as performance-based compensation will be made pursuant to the EPIP. Pursuant to its terms, no awards may be made under the EPIP following this Annual Meeting unless the EPIP is reapproved by the Company’s stockholders. The approval sought in this Proposal 5 would permit the Compensation Committee to continue to make awards under the EPIP up to the date of the Company’s 2014 annual meeting.
Required Vote
Upon the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote upon Proposal 3, Awards under the EPIP will be permitted up to the date of the Company’s 2014 annual meeting.
General Description of the EPIP
The following description of the EPIP is qualified in its entirety by the text of the EPIP.
Purpose of the EPIP. The EPIP is designed to qualify as “performance-based” compensation under Section 162(m) of the Internal Revenue Code. Under Section 162(m), compensation paid to specified officers or employees in excess of $1 million in any year is not deductible in calculating the Company’s federal income tax. Compensation that qualifies as “performance-based” under Section 162(m), however, is fully deductible, even if it exceeds $1 million in a single year. The EPIP has been designed to qualify as “performance-based.”
As with all of the Company’s incentive plans, the EPIP is intended to increase stockholder value and the Company’s success by encouraging outstanding performance by certain executive officers. These goals are to be achieved by providing eligible executive officers with incentive awards based on the achievement of goals relating to the Company’s performance. Although the Company does not intend to pay incentive bonuses to participants in the EPIP that do not qualify as “performance-based compensation” under Section 162(m), upon reapproval of the EPIP by the Company’s stockholders, there can be no assurance that the Company will not pay such bonuses.
Participants in the EPIP do not currently participate in other bonus plans maintained by the Company. If the EPIP is not reapproved by the stockholders, however, the Compensation Committee will still have the ability to award cash bonuses to individuals in an amount that the Compensation Committee deems reasonable and appropriate at that time. The Company may not be able to deduct for federal income tax purposes a portion of such bonuses.

Business Criteria for Performance Goals. The Compensation Committee must establish objective performance goals each year for eligible participants of the EPIP. The performance goals must be expressed as targeted levels of achievement that are based on one or more of the following business criteria:
•	Return on equity, capital, sales or assets;

•	Revenues;

•	Income (net, pre-tax and/or operating);

•	Cash flow (including operating cash flow, free cash flow, discounted return on investment and cash flow in excess of cost of capital);

•	Earnings per share; and

•	Debt reduction.
Participants in the EPIP. Officers whose projected taxable compensation for a year may be subject to the $1 million compensation deduction limitations are eligible to be selected by the Compensation Committee to receive an award under the EPIP.
Operation of the EPIP. The EPIP is administered by the Compensation Committee. No later than 90 days after the beginning of the year, the Compensation Committee will specify in writing the maximum amount of incentive compensation payable to each participant, the performance goals upon which each participant’s incentive is conditioned and the formula to determine the amount payable to each participant based on the achievement of the specified goals. The amount payable may vary among participants and from year to year, but the maximum cash bonus payable to any participant under the EPIP in a year is $3 million. As soon as possible after the end of each fiscal year, the Compensation Committee will certify in writing for each participant whether the performance goals for that year and any other material conditions have been met. If these goals and conditions have been met, the Compensation Committee may award the participant the cash incentive bonus. The Compensation Committee has discretion to reduce or eliminate, but not increase, an amount that is payable to a participant in an award. Awards will be paid in cash or in a form specified by the Compensation Committee as soon as practicable following the end of the fiscal year. In addition, equity-based awards under the LifePoint Hospitals, Inc. Amended and Restated 1998 Long Term Incentive Plan that are intended to qualify as “performance-based compensation under Section 162(m) of the Internal Revenue Code are made pursuant to the EPIP.
Change in Control. If the Company experiences a change in control (as defined in the EPIP), and the performance goals for the year under an award are not achieved, the Compensation Committee may in its discretion pay the amount due under the award, or any portion thereof. Any payment under an award will be paid following the end of the fiscal year or, at the discretion of the Compensation Committee, following the change in control.
Death, Disability and Retirement. Upon the death or disability (as defined in the EPIP) of a participant during the course of a year in which the performance goals of an award are achieved, the Compensation Committee may pay the entire amount stated in the award or may, in its discretion, prorate the payment for the number of months that the participant was employed during the year. If the performance goals are not achieved, the Compensation Committee retains the discretion to pay any portion of the award following death or disability. When a participant retires (as defined in the EPIP) during the course of the year and the performance goals stated in the award are achieved, the Compensation Committee may pay, in its discretion, the entire amount of the award or prorate the payment for the number of months the participant was employed during the year. Payments will be made after the end of the year.

Amendment and Termination of the EPIP. The Board of Directors may amend or terminate the EPIP at any time and for any reason. No amendment that would modify the material terms of the EPIP, including the performance goals, will be effective until approved by the stockholders in a manner that satisfies the stockholder approval requirements of Section 162(m) of the Internal Revenue Code.
Federal Income Tax Consequences
Under present federal income tax law, participants will realize ordinary income in the year of receipt equal to the amount of the payment received. The Company will receive a deduction for the amount constituting ordinary income to the participant, provided that the EPIP satisfies the requirements of Section 162(m). As described above, Section 162(m) limits the deductibility of compensation not based on performance that is paid to certain corporate executives.
New Plan Benefits
Upon approval by the Company’s stockholders, awards under the EPIP will be permitted up to the date of the Company’s 2014 annual meeting. Awards that will be issued under the EPIP will be determined based on the Company’s actual performance compared to certain performance goals that will be established by the Compensation Committee. Therefore, the amount of any future awards under the EPIP (if any) cannot now be determined.
Your Board of Directors Recommends a Vote “FOR” Proposal 5

ADDITIONAL INFORMATION
Stockholder Proposals for Inclusion in the 2010 Proxy Statement
To be considered for inclusion in next year’s proxy statement, stockholder proposals, submitted in accordance with the SEC’s Rule 14a-8, must be received at our corporate officers no later than the close of business on December 2, 2009 for the Company to consider it for inclusion in the proxy statement for the 2010 annual meeting. Proposals should be addressed to the Corporate Secretary, LifePoint Hospitals, Inc., 103 Powell Court, Suite 200, Brentwood, Tennessee 37027.
Other Stockholder Proposals for Presentation at the 2010 Annual Meeting
Our By-Laws require that any stockholder proposal that is not submitted for inclusion in next year’s proxy statement under SEC Rule 14a-8, but is instead sought to be presented directly at the 2010 Annual Meeting, must be received at our corporate offices not less than 90 days prior to the first anniversary of the 2009 Annual Meeting. As a result, proposals submitted pursuant to these provisions of our by-laws must be received no later than by the close of business on February 11, 2010. Proposals should be addressed to the Corporate Secretary, LifePoint Hospitals, Inc., 103 Powell Court, Suite 200, Brentwood, Tennessee 37027 and include the information set forth in those By-Laws, which are available under the “Corporate Governance” section of the Company’s website at www.lifepointhospitals.com. SEC rules permit management to vote proxies in its discretion if the stockholder does not comply with this deadline, and in certain other cases notwithstanding the stockholder’s compliance with this deadline.
Voting Securities
You are entitled to vote if you were a stockholder of record as of the close of business on March 16, 2009. On such date, there were 54,261,361 shares of Common Stock outstanding.
Vote Required for Election and Approval
Election of Directors: If a quorum is present, directors are elected by a plurality of the votes cast by the shares of Common Stock entitled to vote at the Annual Meeting. The Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) does not provide for cumulative voting and, accordingly, the stockholders do not have cumulative voting rights with respect to the election of directors. Consequently, each stockholder may cast one vote per share of Common Stock held of record with respect to each nominee. Unless a proxy specifies otherwise, the persons named in the proxy will vote the shares covered thereby FOR the nominees designated by the Board of Directors. Should any nominee become unavailable for election, an event not now anticipated, shares covered by a proxy will be voted for a substitute nominee recommended by the Corporate Governance and Nominating Committee and selected by the current Board of Directors.
Ratification of the Selection of the Independent Registered Public Accounting Firm: Stockholder ratification of the Audit and Compliance Committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm is not required by the Second Amended and Restated By-Laws of the Company (the “By-Laws”) or otherwise; however, the Board of Directors has elected to submit the selection of Ernst & Young LLP to the Company’s stockholders for ratification. If a quorum is present, approval of this proposal requires the affirmative vote of a majority of the shares of Common Stock present, in person or represented by proxy, at the Annual Meeting and entitled to vote.
Benefit Plans: Proposals 3, 4 and 5 will become effective upon the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote upon Proposal.
We are not aware of any business to be conducted at the Annual Meeting other than the matters described in this Proxy Statement. If any other business is properly brought before the meeting, your voted proxy gives authority to David M. Dill, the Company’s Executive Vice President and Chief Financial Officer, and Paul D. Gilbert, the Company’s Executive Vice President and Chief Legal Officer, or either of them, with full power of substitution, to vote on such matters at their discretion. All such other matters properly brought before the meeting shall be approved upon the affirmative vote of a majority of the shares of Common Stock entitled to vote at the Annual Meeting.
Manner for Voting Proxies
Each share of Common Stock represented at the Annual Meeting is entitled to one vote on each matter properly brought before the meeting. All shares entitled to vote and represented by properly voted proxies received by phone, by Internet or by mail before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated by those proxies.
If your shares are represented at the Annual Meeting, in person or by proxy, but you abstain from voting on a matter, or include instructions in your proxy to abstain from voting on a matter, your shares will be counted for the purpose of determining if a quorum is present. If you abstain from voting on the election of directors, your abstention will have no effect on the outcome. If you abstain from voting on Proposals 2, 3, 4 and 5, your abstention will have the same effect as a vote against such proposals.
If your broker holds your shares in its name, the broker is permitted to vote your shares on the election of directors and ratification of Ernst & Young LLP as the Company’s independent registered accounting firm, even if it does not receive voting instructions from you. Proposals 3, 4 and 5 are “non-discretionary,” meaning that brokers who hold shares for the accounts of their clients and who have not received instructions from their clients do not have discretion to vote on those items. When a broker votes a client’s shares on some but not all of the proposals at the Annual Meeting, the missing votes are referred to as “broker non-votes.” Those shares that are the subject of “broker non-votes” will be included in determining the presence of a quorum at the Annual Meeting but are not considered “present” for purposes of voting on the non-discretionary items and will thus have no impact on the vote.
If any matter that is not described in this Proxy Statement should properly come before the meeting, the proxy designee(s) selected by the Company (as set forth in this Proxy Statement) will vote all shares of Common Stock represented by proxy in accordance with their best judgment. At the time of the release of this Proxy Statement, the Company was not aware of any other matters that might be presented for stockholder action at the Annual Meeting.
Solicitation of Proxies
The Company will pay all expenses of the Annual Meeting, including any cost for mailing the Notices of Internet Availability, mailing printed proxy materials upon request, and the solicitation of proxies. The directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other electronic means. They will not be paid additional remuneration for their efforts. The Company may reimburse persons holding shares in their names for others, or holding shares for others who have the right to give voting instructions, such as brokers, banks, fiduciaries and nominees, for such persons’ reasonable expenses in forwarding the Notice of Internet Availability and, if specifically requested, printed proxy materials to their principals.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and persons who beneficially own more than ten percent (10%) of the Common Stock to file reports of ownership and changes in ownership with the SEC. Such executive officers, directors and beneficial owners are also required to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of (1) the applicable filings, and any amendments thereto, made with the SEC and posted on its website and (2) written representations from the Company’s executive officers and directors, the Company believes that all reports were filed in a timely manner during 2008, except the May 14, 2008 deferred stock units granted to a director in lieu of cash compensation, as applicable. Such occurrence resulted from an administrative error.

All Section 16(a) reports are posted on the “Investor Information — SEC Filings” section of the Company’s website, www.lifepointhospitals.com, by the end of the business day after filing and remain accessible for at least 12 months.
Requesting Copies of 2008 Annual Report on Form 10-K
In addition to the Proxy Statement, a copy of the Annual Report is available on the Internet as indicated on the Notice of Internet Availability. Upon the written request of any stockholder entitled to vote at the Annual Meeting, the Company will furnish, without charge, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC. Such requests should be directed to Investor Relations, LifePoint Hospitals, Inc., 103 Powell Court, Suite 200, Brentwood, Tennessee 37027, (615) 372-8500. The Company’s 2008 Annual Report to Stockholders and Form 10-K for the year ended December 31, 2008 are also available on the “Investor Information — SEC Filings” section of the Company’s website at www.lifepointhospitals.com. The Company’s Annual Report to Stockholders and Form 10-K are not proxy soliciting materials.
Delivery of Documents to Stockholders Sharing an Address
Householding is a program, adopted by the SEC, that permits companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual reports, proxy statements and the Notices of Internet Availability of proxy materials sent to multiple stockholders of record who have the same address by delivering a single annual report, proxy statement or Notice of Internet Availability of proxy materials to that address. Householding is designed to reduce a company’s printing costs and postage fees. Brokers with account holders who are stockholders of the Company may be householding the Company’s proxy materials. If your household participates in the householding program, you will receive one Notice of Internet Availability. If you are a beneficial holder, you can request information about householding from your broker, bank or other nominee.
If you receive more than one Notice of Internet Availability, this means that you have multiple accounts holding the Common Stock with brokers and/or the Company’s transfer agent. Please vote all of your shares by following the instructions included on each Notice of Internet Availability. Additionally, to avoid receiving multiple sets of proxy materials in the future, the Company recommends that you contact Broadridge Financial Services, Inc. at www.proxyvote.com or (800) 579-1639 to consolidate as many accounts as possible under the same name and address. If you are a beneficial holder, please call your broker for instructions.
Electronic Access to Proxy Statement and Annual Report
The Company has elected to provide its proxy statement and annual report to stockholders over the Internet through a “notice only” model. The Notice of Internet Availability provides instructions on how you may access this Proxy Statement and the Company’s 2008 Annual Report to Stockholders on the Internet at www.proxyvote.com or request a printed copy at no charge. In addition, the Notice of Internet Availability provides instructions on how you may request to receive, at no charge, all future proxy materials in printed form by mail or electronically by email. Your election to receive proxy materials by mail or email will remain in effect until you revoke it. Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to stockholders and will reduce the impact of its annual meetings on the environment.

Appendix A
AMENDMENT TO THE COMPANY’S MANAGEMENT STOCK PURCHASE PLAN
RECITALS:
     WHEREAS, LifePoint Hospitals, Inc. (the “Company”) established the LifePoint Hospitals, Inc. Management Stock Purchase Plan (the “Plan”) effective May 11, 1999, in order to encourage equity ownership in the Company among its executives and to align the financial interests of such executives and the Company’s stockholders;
      WHEREAS, the Plan was (i) amended and restated effective December 16, 2002, without the need for approval from the Company’s stockholders, (ii) amended with approval of the Company’s stockholders, effective May 13, 2008, to increase the number of shares of the Company’s stock available for issuance under the Plan, and (iii) amended, effective January 1, 2009, to comply with Treasury Regulations promulgated under Section 409A of the Internal Revenue Code without the need for approval from the Company’s stockholders;
      WHEREAS, the Plan provides for a ten year term;
      WHEREAS, Section 12 of the Plan provides that the board of directors of the Company may amend the Plan at any time, subject to the approval of the Company’s stockholders where necessary;
     WHEREAS, the board of directors of the Company has authorized the amendment of the Plan to extend its term indefinitely, provided that the Company shall not make new grants under the Plan after May 11, 2009 unless such grants are approved by the Company’s stockholders; and
      WHEREAS, the Company intends to seek approval for continued grants under the Plan throughout the Plan’s term, as extended by this amendment, at its annual meeting on May 12, 2009;
      NOW, THEREFORE, the Plan is hereby amended by restating Section 13 of the Plan in its entirety as follows:
     13. Term of the Plan.
     The Plan shall remain in effect until such time that it is terminated by the Board; provided, however, that no Restricted Shares may be granted and no Restricted Share Units may be credited to Participants under the Plan after May 11, 2009, unless approval for such action is given by the Company’s stockholders at the Company’s 2009 annual meeting. If such approval is attained at the Company’s 2009 annual meeting, Restricted Shares may be granted and Restricted Share Units may be credited under the Plan, in accordance with the Plan’s terms, until such time that additional approval from the Company’s stockholders would be required under any law, regulation or stock exchange requirement. Notwithstanding the foregoing, neither termination of the Plan nor failure to receive approval from the Company’s stockholders at the Company’s 2009 annual meeting shall, without the consent of any Participant who then holds Purchased Shares or to whom Purchased Share Units are then credited, alter or impair any rights or obligations in respect of such Purchased Shares or Purchased Share Units.
      IN WITNESS WHEREOF, the undersigned officer of the Company has executed this Amendment on this the 24th day of March, 2009.

LIFEPOINT HOSPITALS, INC.
By:

Its:

A-1

Appendix B
AMENDMENT TO THE COMPANY’S OUTSIDE DIRECTORS STOCK
AND INCENTIVE COMPENSATION PLAN
RECITALS:
     WHEREAS, LifePoint Hospitals, Inc. (the “Company”) established the LifePoint Hospitals, Inc. Outside Directors Stock and Incentive Compensation Plan (the “Plan”) effective May 11, 1999 in order to encourage equity ownership in the Company among its executives and to align the financial interests of such executives and the Company’s stockholders;
      WHEREAS, the Company amended and restated the Plan effective May 14, 2008, without the need for approval from the Company’s stockholders;
      WHEREAS, the Plan provides for a ten year term;
      WHEREAS, Section 14 of the Plan provides that the board of directors of the Company may amend the Plan at any time, subject to the approval of the Company’s stockholders where necessary;
     WHEREAS, the board of directors of the Company has authorized the amendment of the Plan to extend its term indefinitely, provided that the Company shall not grant new awards under the Plan following the effective date of this amendment unless such grants are approved by the Company’s stockholders; and
      WHEREAS, the Company intends to seek approval for continued grants under the Plan throughout the Plan’s term, as extended by this amendment, at its annual meeting on May 12, 2009;
     NOW, THEREFORE, the Plan is hereby amended by restating Section 15 of the Plan in its entirety as follows:
      15. Term of the Plan.
     The Plan shall remain in effect until such time that it is terminated by the Board; provided, however, that no new Awards may be made under the Plan unless approval for such action is given by the Company’s stockholders at the Company’s 2009 annual meeting. If such approval is attained at the Company’s 2009 annual meeting, Awards may be made under the Plan, in accordance with the Plan’s terms, until such time that additional approval from the Company’s stockholders would be required under any law, regulation or stock exchange requirement. Notwithstanding the foregoing, neither termination of the Plan nor failure to receive approval from the Company’s stockholders at the Company’s 2009 annual meeting shall, without the consent of any Participant who then holds an Award, alter or impair any rights or obligations in respect of such Award.
      IN WITNESS WHEREOF, the undersigned officer of the Company has executed this Amendment on this the 24th day of March, 2009.

LIFEPOINT HOSPITALS, INC.
By:

Its:

B-1

LIFEPOINT HOSPITALS, INC. 103 POWELL COURT SUITE 200 BRENTWOOD, TN 37027
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy/voting instruction card in hand when you access the web site and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by LifePoint Hospitals, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy/voting instruction cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy/voting instruction card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy/voting instruction card and return it in the postage-paid envelope we have provided or return it to LifePoint Hospitals, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy/voting instruction card.
If you vote by telephone or Internet, please do not send your proxy by mail.
If you are a participant in the LifePoint Hospitals, Inc. Retirement Plan, you may transmit your voting instructions up until 11:59 pm Eastern Time on May 8, 2009.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	LIFEH1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY/VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.

LIFEPOINT HOSPITALS, INC. The Board of Directors recommends a vote FOR: Vote On Directors		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
		☐	☐	☐

1.	Election of the three nominees listed as Class I Directors of the Company:
Nominees:
01) Marguerite W. Kondracke 02) John E. Maupin, Jr. 03) Owen G. Shell, Jr.

Vote On Proposals
		For	Against	Abstain

2.	Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2009.	☐	☐	☐

3.	Reapproval of the issuance of Common Stock under the Company’s Management Stock Purchase Plan.	☐	☐	☐

4.	Reapproval of the issuance of Awards under the Company’s Outside Directors Stock and Incentive Compensation Plan.	☐	☐	☐

5.	Reapproval of the Company’s Executive Performance Incentive Plan.	☐	☐	☐

6.	Transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.	☐	☐	☐

In their discretion, the proxies named on the reverse side of this proxy/voting instruction card may vote upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.

If you are a participant in the LifePoint Hospitals, Inc. Retirement Plan, the trustee named on the reverse side of this proxy/voting instruction card may vote upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.

This proxy/voting instruction, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. A vote against any of the proposals will not count as a vote for adjournment of the Annual Meeting. If no direction is made, this proxy/voting instruction will be voted FOR the election of directors, FOR ratification of the selection of the independent registered public accounting firm, FOR reapproval of the issuance of Common Stock under the Company’s Management Stock Purchase Plan, FOR reapproval of the issuance of Awards under the Company’s Outside Directors Stock and Incentive Compensation Plan, and FOR reapproval of the Company’s Executive Performance Incentive Plan.

Please sign exactly as your name appears on this proxy/voting instruction card. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

`
YOUR VOTE IS IMPORTANT!
If you do not plan to vote by telephone or Internet, please sign and date this proxy/voting instruction card and return it promptly in the enclosed postage-paid envelope so that your shares may be represented at the Annual Meeting.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

ê FOLD AND DETACH HERE ê

This Proxy/Voting instruction is solicited on behalf of the Company’s Board of Directors.
LIFEPOINT HOSPITALS, INC.
ANNUAL MEETING OF STOCKHOLDERS
May 12, 2009
          The undersigned hereby authorizes and appoints David M. Dill and Paul D. Gilbert, or either of them, with power of substitution, as proxies to vote all shares of Common Stock of LifePoint Hospitals, Inc. (the “Company”) owned by the undersigned at the Annual Meeting of Stockholders to be held at 511 Union Street, Suite 2700, Nashville, Tennessee 37219, at 3:00 p.m. local time on May 12, 2009, and any adjournment thereof, as indicated on the reverse side of this proxy/voting instruction card.
          The undersigned, if a participant in the LifePoint Hospitals, Inc. Retirement Plan, hereby instructs Reliance Trust Company, the trustee (the “Trustee”) of the Trust Fund under the LifePoint Hospitals, Inc. Retirement Plan, to vote all of the shares of Common Stock of the Company allocated to the undersigned’s Plan account as specified on the reverse side of the proxy/voting instruction card at the Annual Meeting of Stockholders to be held on May 12, 2009.
          This Proxy/voting instruction, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. A vote against any of the proposals will not count as a vote for adjournment of the Annual Meeting. If no direction is made, this proxy will be voted FOR the election of directors, FOR ratification of the selection of the independent registered public accounting firm, FOR reapproval of the issuance of Common Stock under the Company’s Management Stock Purchase Plan, FOR reapproval of the issuance of Awards under the Company’s Outside Directors Stock and Incentive Compensation Plan, and FOR reapproval of the Company’s Executive Performance Incentive Plan.
THIS PROXY/VOTING INSTRUCTION MUST BE DATED AND SIGNED ON THE REVERSE SIDE